UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No. )
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HESKA CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 2, 2020

Dear Heska Corporation Stockholder:

I am pleased to invite you to attend the 2020 Annual Meeting of Stockholders of Heska Corporation. The meeting is to be held on Wednesday, April 8, 2020, at 9:00 a.m., local time, at the Heska Corporation corporate headquarters located at 3760 Rocky Mountain Ave, Loveland, CO 80538.

We encourage you to indicate your voting preferences as soon as possible as described in the enclosed proxy statement if you do not plan to attend the Annual Meeting.

Details regarding the Annual Meeting and the business to be conducted are more fully described in the accompanying Notice of 2020 Annual Meeting and Proxy Statement. This notice and all proxy materials in connection with this Annual Meeting are also available at https://materials.proxyvote.com/42805E.
Your vote is important, so please act at your first opportunity. Whether or not you plan to attend the Annual Meeting, I hope you will indicate your voting preferences as soon as possible. You may vote by proxy or in person at the Annual Meeting. Please review the instructions in the Proxy Statement and on the proxy card regarding your voting options.
Thank you for your ongoing support of, and continued interest in, Heska Corporation.
Sincerely,
Scott W. Humphrey
Chair of the Board of Directors,
Heska Corporation

Loveland, Colorado

YOUR VOTE IS IMPORTANT
___________________

In order to ensure your representation at the Annual Meeting if you will not attend, please follow the corresponding instructions on any enclosed proxy card to indicate your voting preferences.

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

TIME	9:00 a.m., local time, on Wednesday, April 8, 2020
PLACE	Heska Corporation 3760 Rocky Mountain Ave Loveland, CO 80538
ITEMS OF BUSINESS	1.	To elect the six Directors named in this proxy statement to a one-year term.
	2.	To ratify the appointment of Plante & Moran, PLLC as our independent registered public accounting firm for the fiscal year ending December 31, 2020.
	3.	To approve an amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of each class of our common stock by 3,000,000.
	4.	To approve our 2020 Employee Stock Purchase Plan.
	5.	To amend the Heska Corporation Stock Incentive Plan, as amended and restated, to, among other things, increase the number of shares authorized for issuance thereunder by 300,000 shares.
	6.	To approve our executive compensation in a non-binding advisory vote.
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
RECORD DATE	You can vote if you were an eligible stockholder at the close of business on February 14, 2020.
VOTING BY PROXY
If you do not plan to attend the Annual Meeting, please submit a proxy card appointing a proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on the proxy card or the enclosed materials.

March 2, 2020	By Order of the Board of Directors

Eleanor F. Baker Vice President, General Counsel and Secretary Heska Corporation

- i-

PROXY STATEMENT
ABOUT THE ANNUAL MEETING

This proxy statement is being furnished to holders of all classes of common stock, $0.01 par value per share, of Heska Corporation ("Heska" or the "Company"). Proxies are being solicited on behalf of the Board of Directors of the Company (the "Board") to be used at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the principal executive offices of Heska Corporation, 3760 Rocky Mountain Ave, Loveland, CO 80538 on Wednesday, April 8, 2020, at 9:00 a.m., local time.
At the Annual Meeting, you will be asked to (1) elect the six Directors named in this proxy statement to a one-year term; (2) ratify the appointment of Plante & Moran, PLLC as our independent registered public accounting firm for the fiscal year ending December 31, 2020; (3) approve an amendment to our Restated Certificate of Incorporation, as amended (the “Charter”), to increase the number of authorized shares of each class of our common stock by 3,000,000; (4) approve our 2020 Employee Stock Purchase Plan (the “ESPP”); (5) amend our Stock Incentive Plan, as amended and restated (the "Stock Plan"), to, among other things, increase the number of shares authorized for issuance thereunder by 300,000 and (6) approve our executive compensation in a non-binding advisory vote. Approval of the amendment to the Charter is necessary for the Company to have sufficient shares for issuance under the ESPP and the proposed amendment to the Stock Plan. Therefore, stockholder approval of the proposal to amend the Charter is a condition to the adoption of the proposals related to the ESPP and the Stock Plan.
This proxy statement and the accompanying proxy card are being sent or made available to our stockholders of record entitled to vote at the Annual Meeting on or about March 4, 2020.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on Wednesday, April 8, 2020:
______________

The proxy statement, proxy card and Form 10-K are available at https://materials.proxyvote.com/42805E.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE 2020 ANNUAL MEETING

Q:	Why am I receiving these materials?

A:
The Board is providing these proxy materials for you in connection with Heska’s upcoming 2020 Annual Meeting. Eligible stockholders of record as of the close of business on February 14, 2020 (the “Record Date”), are invited to attend the Annual Meeting and are entitled and requested to vote on the items of business to be conducted at the Annual Meeting.

Q: When and where is the Annual Meeting?

A:	The Annual Meeting will be held at Heska Corporation, 3760 Rocky Mountain Ave, Loveland, CO 80538 on Wednesday, April 8, 2020, at 9:00 a.m., local time.

Q:	What information is contained in these materials?

A:
The information included in this proxy statement relates to the proposals to be voted on at the 2020 Annual Meeting, the voting process, the compensation of our Directors and most highly paid Executive Officers, and certain other required information. Our annual report on Form 10-K for the year ended

December 31, 2019 (our "2019 Form 10-K"), as filed with the Securities and Exchange Commission (the "SEC"), is also enclosed.

Q:	What items of business will be voted on at the Annual Meeting?

A:	The items of business scheduled to be voted on at the Annual Meeting are:

(1)	The election of the six nominees named in this proxy statement to serve on our Board of Directors, each for a one-year term;

(2)	To ratify the appointment of Plante & Moran, PLLC as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

(3)	To approve an amendment to our Charter to increase the number of authorized shares of each class of our common stock by 3,000,000;

(4)	To approve our ESPP;

(5)	To amend our Stock Plan to, among other things, increase the number of shares authorized for issuance thereunder by 300,000; and

(6)	To approve our executive compensation in a non-binding advisory vote.

We will also transact such other business as may properly come before the 2020 Annual Meeting or any adjournment or postponement thereof.

Q:	How does the Board recommend I vote on the proposals?

A:
The Board recommends that you vote FOR the election of the six Director nominees named in this proxy statement, FOR the ratification of Plante & Moran, PLLC as the Company's independent registered public accounting firm, FOR the amendment to the Charter to increase the number of authorized shares of each class of our common stock, FOR the approval of the ESPP, FOR the amendment to the Stock Plan to, among other things, increase the number of shares authorized for issuance thereunder and FOR the approval of the Company's executive compensation.

Q:	What classes of stock does Heska's Charter authorize?

A:
Our Charter authorizes three classes of stock. First, our Charter authorizes a class of Traditional Common Stock and defines it as the "Original Common Stock". We will refer to this class of stock in these proxy materials as the "Original Common Stock". Second, our Charter authorizes a class of Public Common Stock and defines it as the "Common Stock" or the "NOL Restricted Common Stock". We will refer to this class of stock in these proxy materials as the "Public Common Stock" or the "NOL Restricted Common Stock". Third, our Charter authorizes a class of Preferred Stock. We shall refer to this class of stock in these proxy materials as "Preferred Stock". For the purpose of these proxy materials, references to "Common Stock" shall mean collectively Original Common Stock and Public Common Stock.

Q:	Who is an eligible stockholder entitled to vote at the Annual Meeting?

A:
Stockholders of record of our Common Stock as of the close of business on February 14, 2020, the record date, will be entitled to notice of, and to vote at, the Annual Meeting. If your shares of Common Stock are registered directly in your name with Computershare Trust Company, N.A. ("Computershare"), our registrar and transfer agent, you are considered a stockholder of record with respect to those shares. Some stockholders hold shares through a bank, broker, or other nominee, and are often said to hold these shares in “street name.” These stockholders are considered “beneficial owners” of those shares of Common Stock. If you held shares of Common Stock as a beneficial owner in street name as of the close of business on February 14, 2020, you must obtain a legal proxy, executed in your favor, from the holder of record of those shares at that time to be entitled to vote those shares of Common Stock at the Annual Meeting. Each stockholder is entitled to one vote for each share of Common Stock held on the Record Date. As of the Record Date, 7,838,002 shares of our Common Stock were issued and outstanding; and no shares of Preferred Stock were issued and outstanding. A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting during normal business hours at our offices at 3760 Rocky Mountain Avenue, Loveland, Colorado 80538. You may review the list when it becomes available by contacting our Secretary as outlined under "Who can help answer my questions?" below.
If you own Common Stock of record, you will be able to gain entry to the Annual Meeting with a government-issued photo identification, such as a driver’s license, state-issued ID card, or passport. If you own Common Stock in street name, in order to gain entry you must present a government-issued photo identification and proof of beneficial stock ownership as of the record date that includes the same name that is on your government-issued photo identification.

Q:	Can eligible stockholders who are unable or unwilling to attend the Annual Meeting vote?

A:	Yes, such stockholders may vote by proxy.

Q:	How can I direct a vote by proxy?

A:
If you are a record holder you may: (a) indicate your voting preferences, sign and date each proxy card by following the corresponding instructions on each proxy card you receive and return each such proxy card in the postage prepaid envelope or by other means acceptable to Computershare; (b) indicate your voting preferences via the telephone by following the corresponding instructions; (c) indicate your voting preferences via the internet by following the corresponding instructions; or (d) bring a proxy card you have completed, including your voting preferences, signature and dated as of the Annual Meeting if necessary, to the Annual Meeting along with a copy of proper identification.

If you have shares held in street name, you should indicate your vote for the shares via any procedure(s) adopted by your broker, bank or other nominee. These may include directing proxy votes by mail, telephone or the internet.

Q:	How can I change my proxy vote or revoke my proxy?

A:
If you are a record holder, you have the right to revoke your proxy and change your voting instructions at any time before the meeting by notifying our Secretary, returning a later-dated proxy card, updating your vote via the telephone by following the corresponding instructions or updating your vote via the internet by following the corresponding instructions. You may also revoke your proxy and change your vote by voting by proxy or in person at the Annual Meeting.

For shares held in street name, you should follow any corresponding procedure(s) adopted by your broker, bank or other nominee.

Q:	Who can help answer my questions?

A:	If you have any questions about the Annual Meeting or how to vote or revoke your proxy, you should contact:
Heska Corporation
Attn: Secretary
3760 Rocky Mountain Avenue
Loveland, Colorado 80538
(970) 493-7272
If you need additional copies of this proxy statement or voting materials, please contact our Secretary as described above.

Q:	What does it mean if I get more than one proxy card?

A:
It probably means that you hold shares of Common Stock in more than one account. Direct your votes on all proxies to ensure that all of your shares are voted if you do not plan to attend the Annual Meeting.

Q:	Who will serve as inspector of elections?

A:	The inspector of elections will be a representative of Computershare, our registrar and transfer agent.

Q:	How do you expect votes will be counted for quorum and other purposes?

A:
Shares underlying proxies containing directions indicating a “for”, “withhold” (in the case of Proposal No. 1), “against”, or “abstain” vote, as well as any legitimate proxies without any voting instructions, will be counted as “present” for purposes of determining a quorum.

If you hold shares in street name through a broker, bank or other nominee, your broker, bank or nominee may not be permitted by law, rule or policy to exercise voting discretion with respect to certain matters to be acted upon. If you do not give your broker, bank or nominee specific instructions, your underlying shares may not be voted on those matters, potentially resulting in so-called "broker non-votes."
Pursuant to our bylaws, abstentions or broker non-votes on a given matter (except for the Charter amendment proposal), will be treated as not present or entitled to vote on such matter, but shall be treated as present and entitled to vote for all other purposes. Therefore, withheld votes, abstentions or broker non-votes will not affect the outcome of the vote on such matters.
We suggest you clearly indicate your voting preferences on all matters to help ensure your voting preferences are accurately recorded.

Q:	What are the quorum and voting requirements for the Annual Meeting?

A:
The holders of a majority of the issued and outstanding shares of our Common Stock, present in person or represented by proxy at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting.

The election of Directors presented in Proposal No. 1 is to be determined by a plurality of the votes of the shares of Common Stock having voting power present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter (a

"Plurality Vote"). This means that the six nominees with the most votes will be elected. Votes may be cast for or withheld from each nominee, but a withheld vote or a broker non-vote will not affect the outcome of the election of directors at the Annual Meeting.
The ratification of the selection of our independent registered public accounting firm for fiscal 2020 in Proposal No. 2 is to be approved by the vote of a majority of the shares of our Common Stock present in person or by proxy, and entitled to vote on the subject matter (a "Voting Majority"). Abstentions and broker non-votes will have no effect on the outcome of the vote for this proposal.
The Charter amendment and resulting increase in number of authorized shares presented in Proposal No. 3 is to be approved by an affirmative vote of a majority of our outstanding shares of Common Stock (an “Absolute Majority”). Abstentions and broker non-votes will have the same effect as a vote against this proposal.
Nasdaq rules require stockholder approval by a majority of votes cast to approve the ESPP in Proposal No. 4. Our bylaws require approval of this proposal by a Voting Majority. Abstentions and broker non-votes will not affect the outcome of the vote for this proposal.
Nasdaq rules require stockholder approval by a majority of votes cast to approve the amendment of the Stock Plan in Proposal No. 5. Our bylaws require approval by a Voting Majority. Abstentions and broker non-votes will not affect the outcome of the vote for this proposal.
Approval of our executive compensation in a non-binding advisory vote in Proposal No. 6 is to be obtained by the vote of a Voting Majority. Abstentions and broker non-votes will have no effect on the vote for this proposal.

Q:	What happens if additional matters are presented at the 2020 Annual Meeting?

A:
Other than the six specific items of business described in this proxy statement, we are not aware of any other business to be acted upon at the 2020 Annual Meeting. If other business properly comes before the Annual Meeting, the persons named in the form of proxy will vote in accordance with their best judgment.

Q:	What happens if a nominee for Director is unable to stand for election?

A:
If for any unforeseen reason any nominee is unwilling or unable to serve as a Director, the persons named as proxyholders may vote your proxy for such other candidate or candidates who may be nominated by the Board, although the proxyholders retain full discretion to vote as they may determine. Alternatively, the Board may reduce the size of the Board, or the proxies may vote just for the remaining nominees, leaving a vacancy that the Board may fill at a later date. However, we have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a Director.

Q:	Where can I find the voting results of the meeting?

A:
We intend to announce preliminary voting results at the Annual Meeting, and publish final voting results in a Current Report on Form 8-K (a "Form 8-K") to be filed with the SEC within four business days after the Annual Meeting. If final voting results are not available within four business days after the Annual Meeting, we intend to publish preliminary voting results in a Form 8-K to be filed with the SEC on the fourth business day following the Annual Meeting and then publish final voting results in a Form 8-K to be filed with the SEC within four business days following the final voting results becoming known.

Q:	Who bears the costs of soliciting votes for the Annual Meeting?

A:	Heska is making this solicitation and will pay

the entire cost of preparing, printing, assembling and mailing these proxy materials. In addition to the mailing of these proxy materials, certain of our directors and employees may solicit proxies on our behalf in person, by mail, telephone, email, facsimile or other means. No additional compensation will be paid to these people for such solicitation. We have engaged Morrow Sodali LLC, 470 West Ave., Stamford, CT 06902 ("Morrow Sodali") to solicit proxies on our behalf for a fee of $12,250, plus variable amounts for additional proxy solicitation services. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Q:	May I propose actions for consideration at next year's Annual Meeting or nominate individuals to serve as Directors?

A:
Yes. You may submit proposals, including Director nominations, for consideration at future stockholder meetings. All proposals or nominations should be addressed to: Secretary, Heska Corporation, 3760 Rocky Mountain Avenue, Loveland, Colorado 80538.

Stockholder Proposals: For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, the written proposal must be received by our Secretary at our principal executive offices under either (1) Rule 14a-8 (a "Rule 14 Proposal") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or (2) the Bylaws of Heska (a "Bylaws Proposal"). A Rule 14 Proposal must be received by our Secretary at our principal executive offices no later than November 4, 2020. If the date of next year's annual meeting is moved more than 30 days before or after the anniversary date of this year's annual meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable period of time before we begin to print and mail our proxy materials. Such proposals will also need to comply with Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. For a Bylaws Proposal, the stockholder must deliver a written notice of intent to propose such action in accordance with our Bylaws, which in general require that the notice be received by us not less than 60 days nor more than 90 days prior to the first anniversary of the date on which notice of the prior year's annual meeting was mailed to stockholders. These proxy materials for the Annual Meeting are to be mailed on or about March 4, 2020. This means that for the 2020 annual meeting of stockholders, any such proposal must be received no earlier than December 4, 2020 and no later than January 3, 2021.

Director Nominees: You may propose Director candidates for consideration by the Board's Corporate Governance Committee. Any such recommendations should be directed to our Secretary at our principal executive offices. In addition, you may nominate a Director for consideration by Heska's stockholders if you give timely and adequate notice to our Secretary of your intention to make such nomination in accordance with our Bylaws, which require that the notice be received by the Secretary within the time periods described above under "Stockholder Proposals" and with the detail regarding your nomination as is required by our Bylaws.
Copy of Bylaw Provisions: You may contact our Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating Director candidates. A copy of our current Bylaws has also been filed with the SEC and is included as an exhibit with our 2019 Form 10-K for the year ended December 31, 2019. This document is accessible at the website of the SEC at www.sec.gov.

BOARD STRUCTURE AND COMMITTEES
Our Board has three standing Committees, each of which is chaired by an independent Director: (1) Audit (the "Audit Committee"), (2) Compensation (the "Compensation Committee") and (3) Corporate Governance (the "Corporate Governance Committee"). The membership during 2019 and the function of each Committee are described below. Our Board held eight meetings during 2019. Our Board currently has six Directors, with terms set to expire in 2020: Scott W. Humphrey, Chair, Mark F. Furlong, Sharon J. Larson, David E. Sveen, Ph.D., Bonnie J. Trowbridge and Kevin S. Wilson. We encourage our directors to attend each Annual Meeting and all of our Directors attended our last annual meeting of stockholders in May 2019. All Board members have attended at least 75% of all Board and applicable Committee meetings during 2019.

Board Leadership Structure
We currently have separated the role of Chair of the Board and Chief Executive Officer with Scott W. Humphrey serving as Chair of our Board and Kevin S. Wilson serving as our Chief Executive Officer. In considering the separation of the Chair and Chief Executive Officer roles, the Board considered corporate governance, potential conflict of interest and time management questions.

Board Risk Oversight
Our business, including risk oversight, is conducted with the advice, counsel and direction of our Board. The formal channel for risk-related information to be communicated to our Board is through our Chief Executive Officer. Our Chief Executive Officer periodically conveys the Company's risks, including credit risks, liquidity risks and operational risks to the Board at Board meetings and through other forms of communication, as appropriate. Our Board may also discuss the Company's risks with other members of management as directed by our Chief Executive Officer or as part of another Board function. For example, our Chief Financial Officer has discussed credit risk with directors during Audit Committee meetings primarily focused on accounting determinations.

Board Independence
Our Board has determined that the Directors standing for election, Mr. Humphrey, Mr. Furlong, Ms. Larson, Dr. Sveen and Ms. Trowbridge, with the exception of Mr. Wilson, Heska's Chief Executive Officer and President, have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and meet the requirements of "independence" as set forth in the rules and regulations promulgated by the SEC and the Nasdaq Stock Market listing standards (the "Nasdaq Listing Standards"). In addition, our Board determined that Mr. G. Irwin Gordon and Ms. Carol A. Wrenn, who also served as directors until their retirement in May 2019, were independent.

Audit Committee
Our Audit Committee has the following responsibilities:

•	appoint and replace our independent auditor;

•	compensate and oversee the work of our independent auditor;

•	oversee the integrity of our annual and quarterly financial statements;

•
discuss with management and our independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements, including critical accounting policies and practices;

•	oversee the qualifications, independence and performance of our independent auditors;

•	oversee our internal accounting and financial controls; and

•	provide the results of examinations and recommendations derived therefrom to the Board.
During 2019, our Audit Committee met five times. Our Audit Committee consisted of Ms. Trowbridge, as Chair, Mr. Humphrey, Ms. Larson and Ms. Wrenn from June 12, 2017 to March 8, 2019, and Ms. Trowbridge, as Chair, Mr. Furlong, Mr. Humphrey, Ms. Larson and Ms. Wrenn from March 8, 2019 to May 2, 2019. Immediately following our 2019 Annual Meeting through February 19, 2020 our Audit Committee consisted of Ms. Trowbridge, as Chair, Mr. Furlong, Mr. Humphrey and Ms. Larson. Beginning on February 19, 2020, our Audit Committee consists of Mr. Furlong, as Chair, Ms. Trowbridge and Mr. Humphrey.
Our Board has determined that each of the current members of our Audit Committee meets the requirements of "independence" as set forth in Section 10A(m)(3) of the Exchange Act, the rules and regulations promulgated by the SEC and the Nasdaq Listing Standards. Our Board has also determined that each of Mr. Furlong, Mr. Humphrey and Ms. Trowbridge is qualified as an audit committee financial expert within the meaning of the rules and regulations promulgated by the SEC and each has accounting and related financial management expertise within the meaning of the Nasdaq Listing Standards.

Our Audit Committee has a written charter, which is available on our website at www.heska.com (under the tabs — Investors — Corporate Governance). The Company's website address provided above is not intended to function as a hyperlink, and the information on the Company's website is not and should not be considered part of this proxy statement and is not incorporated by reference herein.

Compensation Committee

Our Compensation Committee has the following primary responsibilities:

•	review and approve the compensation of our Executive Officers, including our Chief Executive Officer;

•	oversee all compensation programs involving the use of our Common Stock; and

•	produce an annual report on executive compensation for inclusion in our proxy statement for our annual meeting of stockholders.
During 2019, our Compensation Committee met eight times. Our Compensation Committee consisted of Ms. Larson, as Chair, Mr. Gordon, Mr. Humphrey, Dr. Sveen and Ms. Trowbridge from November 1, 2018 to May 2, 2019 and Ms. Larson, as Chair, Dr. Sveen and Ms. Trowbridge from May 2, 2019 to February 19, 2020. Beginning on February 19, 2020, our Compensation Committee consists of Ms. Trowbridge, as Chair, Mr. Furlong and Ms. Larson.

Our Board has determined that each of the current members of our Compensation Committee meets the requirements of "independence" as set forth in the rules and regulations promulgated by the SEC and the Nasdaq Listing Standards.
Our Compensation Committee has a written charter, which is available on our website at www.heska.com (under the tabs — Investors — Corporate Governance). The Company's website address provided above is not intended to function as a hyperlink, and the information on the Company's website is not and should not be considered part of this proxy statement and is not incorporated by reference herein.

Corporate Governance Committee

Our Corporate Governance Committee has the following responsibilities:

•	assist our Board by identifying qualified candidates for Director, and recommend to the Board the Director nominees for each annual meeting of stockholders;

•	lead our Board in its review of our Board's performance;

•	recommend Director nominees to our Board for each Board Committee and the Chair of such Committees;

•	develop and recommend to our Board the corporate governance principles applicable to the Company; and

•	review and advise the Board on Director compensation matters.

During 2019, our Corporate Governance Committee met five times. Our Corporate Governance Committee consisted of Dr. Sveen, as Chair, Mr. Gordon and Ms. Wrenn from November 1, 2018 to March 8, 2019 and Dr. Sveen, as Chair, Mr. Furlong, Mr. Gordon and Ms. Wrenn from March 8, 2019 to May 2, 2019. Immediately following our 2019 Annual Meeting until February 19, 2020, our Corporate Governance Committee consisted of Dr. Sveen, as Chair, Mr. Furlong and Mr. Humphrey. Beginning on February 19, 2020, our Corporate Governance Committee consists of Ms. Larson, as Chair, Mr. Humphrey and Dr. Sveen.

Our Board has determined that each of the current members of our Corporate Governance Committee meets the requirements of "independence" as set forth in the rules and regulations promulgated by the SEC and the Nasdaq Listing Standards.
Our Corporate Governance Committee has a written charter, which is available on our website at www.heska.com. In addition, our Corporate Governance Committee prepared, and our full Board has approved, Corporate Governance Guidelines outlining the qualifications, responsibilities and other issues related to our Board's governance role and functions. The document is also available on our website at www.heska.com (under the tabs — Investors — Corporate Governance). The references to the Company's website address provided above is not intended to function as a hyperlink, and the information on the Company's website is not and should not be considered part of this proxy statement and is not incorporated by reference herein.

Director Qualification and Nomination
Service on our Board varies from approximately one year to nine years. All of our Directors have gained Company and industry specific knowledge as a result. The experience, qualifications, attributes or skills that qualify our Directors to serve on our Board are discussed on a Director-by-Director basis in the "Election of Directors" section of this document as well as in this "Board Structure and Committees" section. None of our directors is serving as a result of one specific qualification. It is the breadth of their individual experiences and the manner in which they complement each other as a group that make them individually and collectively attractive Directors.
Our Corporate Governance Committee does not have an established policy for minimum qualifications of Director nominees or appointees. However, pursuant to our Corporate Governance Committee Charter, we believe that it is in the best interests of the Corporation and its stockholders to obtain highly qualified candidates for the Board. Our Corporate Governance Committee seeks candidates with excellent decision-making ability, business experience, relevant experience, personal integrity and reputation as candidates for nomination and appointment.
Our Corporate Governance Committee does not have an established policy for diversity of Director nominees or appointees. However, we believe diversity is inherent in our approach of seeking high quality individuals with complementary skills to create a group dynamic and decision making process that is even stronger than would be obtained by the mere summation of its individual contributors in isolation.
Our Corporate Governance Committee does not have a formalized process for identifying and evaluating nominees or appointees for Director. Our Corporate Governance Committee determines desired Board member skills and attributes and conducts searches for prospective Director candidates whose skills and attributes reflect those desired. This analysis may start with a Board evaluation, including determination of areas of strength and areas for improvement. Particular skills and experience may be desired in areas of improvement. Our Corporate Governance Committee may determine guidelines and parameters for a search for an individual with the desired skills and experience. Our Corporate Governance Committee will evaluate candidates identified by its own initiative as well as candidates referred to it by other members of the Board, by the Company's management, or by external sources. Our Corporate Governance Committee has utilized a third-party executive search firm in the past to identify candidates as well as other sources. Our Corporate Governance Committee has adopted a policy stating it will not consider unsolicited applications for Board membership.
Our Corporate Governance Committee will also consider nominees recommended by stockholders provided such recommendations are made in accordance with our Bylaws and the procedures described in this proxy statement under "Questions and Answers About the Proxy Materials and the 2020 Annual Meeting". Although to date no stockholder has presented any candidate for Board membership to us, it is expected that recommendations from stockholders would generally be considered in the same manner as recommendations by a Director or an Officer of the Company.

Stockholder Communication with our Board
Stockholders can contact our Board, any Committee thereof, or any Director in particular, by writing to them, c/o Heska Corporation, 3760 Rocky Mountain Avenue, Loveland, Colorado 80538, Attn: Secretary. We will forward any correspondence sent in the foregoing manner to the appropriate addressee without review by management.

Hedging Company Securities

Our Directors and Executive Officers may not engage in pledging or hedging transactions, or other transactions designed to hedge or offset any decrease in the market value of our securities. These restrictions do not apply to other employees of the Company.

DIRECTOR COMPENSATION
The form and amount of compensation paid to the non-employee directors is periodically reviewed by our Corporate Governance Committee. Any revisions to our Director Compensation policy are recommended by our Corporate Governance Committee and approved by our Board.
Our employee Directors do not receive any separate compensation for Board activities.
Non-Employee Director Compensation

On the date of each Annual Meeting, each non-employee Director receives restricted shares of our Common Stock valued at $60,000 (the "Annual Director Grant"), subject to a maximum grant of 5,000 shares (the "Share Cap"). These grants vest in full on the later of (i) the one year anniversary of the date of grant and (ii) the Company’s next Annual Meeting of Stockholders. Such vesting is subject to (i) the non-employee director's continued service with the Company through the vesting period and (ii) the non-employee director not engaging in “competition” (as defined in the restricted stock agreement executed by the non-employee director) during the vesting period. Any non-employee Director appointed or elected between Annual Meetings is granted a pro-rata award of restricted shares which vest on the same schedule outlined above.
Each non-employee Director also receives an annual cash retainer in the amount of $40,000. The Company pays the annual retainer in quarterly installments on the first business day of each calendar quarter, subject to the non-employee director's continued service to the Company as a non-employee Director on such date.
Non-employee Directors also receive additional cash compensation for their services as chairpersons or members of committees of the Board. Such additional cash compensation is payable in quarterly installments on the first business day of each calendar quarter and is subject to the non-employee Director's continued service in such role on such date (directors are not to be paid a Chair and member-based fee for serving on the same Committee). The following table sets forth the additional cash compensation paid to each non-employee Director for such service:

Board Chair	$20,000
Lead Director	$10,000
Audit Chair	$20,000
Compensation Chair	$12,000
Corporate Governance Chair	$7,500
Audit Member	$10,000
Compensation Member	$6,000
Corporate Governance Member	$3,000

Non–employee Directors are additionally reimbursed for customary and usual travel and other expenses incurred in connection with their services on the Board.

On February 19, 2020 the Board approved, on recommendation of the Governance Committee after consultation with Korn Ferry, changes to our compensation program designed to simplify the compensation mix, eliminate all committee chair and member retainer cash payments (other than our Board chairman retainer), and adjust our non-employee director compensation levels to approximate the median benchmarks of Heska’s peer group. Under the amended director compensation program: (i) the non-employee Director annual cash retainer will increase to $55,000 effective April 1, 2020, (ii) the Annual Director Grant will increase to $125,000 effective on the date of the Annual Meeting, (iii) the annual Chair of the Board cash retainer payment will increase to $50,000 effective April 1, 2020, and (iv) additional cash compensation for service as chairpersons or members of committees of the Board will be eliminated effective April 1, 2020.

Director Compensation Table

The following table presents the compensation earned or paid by the Company to the non-employee directors for the year ended December 31, 2019.

Director Compensation (1)

Name	Fees Earned Or Paid in Cash ($)	Stock Awards ($) (2)(3)	Option Awards ($) (2)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Mark F. Furlong	39,750	69,047	—	—	—	—	108,797
G. Irwin Gordon	24,500	—	—	—	—	—	24,500
Scott W. Humphrey (4)	74,500	59,977	—	—	—	—	134,477
Sharon J. Larson	62,000	59,977	—	—	—	—	121,977
David E. Sveen, Ph.D.	53,500	59,977	—	—	—	—	113,477
Bonnie J. Trowbridge	66,000	59,977	—	—	—	—	125,977
Carol A. Wrenn	26,500	—	—	—	—	—	26,500

(1)	Travel expenses incurred in connection with Board and Board Committee meeting attendance are not reflected as such are integrally and directly related to the director’s duties to the Company.

(2)
These amounts represent the aggregate grant date fair value of stock awards granted in 2019 as calculated pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718. The methodology and assumptions used in the valuation of stock awards can be found in our 2019 Form 10-K in Note 12 of the Notes to Consolidated Financial Statements. The following table summarizes the stock awards granted to non-employee directors during 2019.

(3)	As of December 31, 2019, each of our non-employee directors held the following outstanding stock and option awards:

2019 Outstanding Awards to Directors

Name	Unvested Shares (A)	Outstanding Options (B)
Mark F. Furlong	907	—
G. Irwin Gordon	—	—
Scott W. Humphrey	790	—
Sharon J. Larson	790	8,571
David E. Sveen, Ph.D.	790	8,571
Bonnie J. Trowbridge	790	4,917
Carol A. Wrenn	—	—
All Directors (7 persons)	4,067	22,059

(A)
To our knowledge and unless otherwise noted, the persons named in the table have sole voting power with respect to all shares of common stock shown in the column, which shares of common stock are subject to vesting restrictions, subject to community property laws, where applicable.

(B)	Represents shares of common stock issuable upon exercise of stock options outstanding on December 31, 2019.

(4)	Mr. Humphrey was paid through Chumley Enterprises, LLC beginning in April 2019.

2019 Equity Grants to Directors (1)

Name	Grant Date	Number of Shares	Grant Date Closing Share Price ($)	Stock Value of Stock Award ($)
Mark F. Furlong	3/8/2019	117	77.52	9,070
	5/2/2019	790	75.92	59,977
Scott W. Humphrey	5/2/2019	790	75.92	59,977
Sharon J. Larson	5/2/2019	790	75.92	59,977
David E. Sveen, Ph.D.	5/2/2019	790	75.92	59,977
Bonnie J. Trowbridge	5/2/2019	790	75.92	59,977

Non-Employee Director Stock Ownership Guidelines

Each of our non-employee Directors is required to hold shares of Company common stock at least equal in value to three times (3x) the annual cash retainer for Board service (the "Director Ownership Guideline"). Non-employee Directors are to achieve this level of ownership on or before the later of (i) the fifth anniversary of the date such Director became a member of the Company’s Board and (ii) May 1, 2022.

For purposes of Heska’s stock ownership guidelines, a non-employee Director’s stock ownership includes all shares of Heska’s common stock owned outright by the Director and by his or her immediate family members (spouse and dependent children), and any shares held in trust for the benefit of the Director and/or his or her immediate family members. Unvested restricted common stock and unexercised stock options are be excluded from the calculation of stock ownership.

As the Company’s current cash retainer for non-employee Directors is $40,000, the Director Ownership Guideline currently requires directors to hold at least $120,000 in shares of Heska Common Stock. As of December 31, 2019, each of our non-employee Directors held shares in excess of this value or was within the time frame available for meeting the ownership requirement.

PROPOSALS TO BE VOTED ON
PROPOSAL NO. 1
ELECTION OF DIRECTORS
We are to elect six Directors at our 2020 Annual Meeting: Mark F. Furlong, Scott W. Humphrey, Sharon J. Larson, David E. Sveen, Bonnie J. Trowbridge and Kevin S. Wilson. Directors elected at our 2020 Annual Meeting are to hold office for a one-year term expiring at our 2021 Annual Meeting (or until their respective successors are elected and qualified, or until their earlier death, resignation or removal).
Nominees for Election
Mark F. Furlong, age 62, has served us as a Director since March 2019. Mr. Furlong retired as President and Chief Executive Officer of BMO Harris Bank, N.A. in June 2015, a role he assumed upon the close of the acquisition of Marshall & Ilsley Corporation by BMO Financial Group in 2011. He joined Marshall & Ilsley in 2001 as Chief Financial Officer, was elected President in 2004, Chief Executive Officer in 2007, and Chairman in 2010. Prior to joining Marshall & Ilsley, he was Chief Financial Officer of Old Kent Financial Corp.; First Vice President, Corporate Development, for H. F. Ahmanson & Company; and an audit partner for Deloitte & Touche LLP. Mr. Furlong also is a member of the boards of directors of Boston Private Financial Holding, Inc., Kforce Inc. and Antares Capital.  Mr. Furlong is also active in numerous civic and charitable activities. He is a former Chair of Chicago United and Leap Innovations, is a former board member of the Chicago Board of Education and the Chicago Teachers Pension Fund. Mr. Furlong’s experience includes his role as an audit partner, serving as Chief Financial Officer and Chief Executive Officer, and his background in finance and his experience serving on boards contributes valuable insight and experience to the Board.
Scott W. Humphrey, age 49, has served us as a Director since June 2017 and as our Board Chair from October 2018 to the present. Mr. Humphrey is a retired executive, having spent the first chapter of his professional life as an investment banker and the second chapter in the non-profit arena. Most recently, he served as the President & CEO of One Hope United (OHU), a diversified, multi-state social services provider, a position he held from August 2015 to February 2018. At the time of his retirement from investment banking in 2015, Mr. Humphrey was a Senior Advisor/Vice Chair for BMO Capital Markets (BMO), the US investment banking business of the Bank of Montreal, where he was responsible for corporate board relationship development and high-profile advisory assignments. He joined BMO in 2007 as the Head of U.S. Mergers & Acquisitions and, in early 2012, was asked to expand his responsibility to include the Industrial Investment Banking business. Prior to joining BMO Capital Markets, Mr. Humphrey spent almost ten years with Deutsche Bank as a Managing Director focusing on global mergers and acquisitions. Given his global business and financial market background, he is a financial expert and provides expertise with respect to the Company’s strategic planning as well as advising on various capital market and shareholder matters. Mr. Humphrey holds a BS in Finance and Economics from the University of Arizona and a Masters in Public Policy and Administration from Northwestern University.
Sharon J. Larson, age 59, has served us as a Director since July 2011 and as our Board Chair from October 2015 to the October 2018. Ms. Larson was also our Lead Director from May 2014 to October 2015. Ms. Larson currently serves as Principal and CEO of SLR Associates, LLC, a healthcare consulting firm. Ms. Larson served as Chief Executive Officer UT Southwestern University Hospitals and Vice President for University Hospitals, UT Southwestern Medical Center from 2004 to 2010. From 2000 to 2004 she was the COO at Anne Arundel Health System in Annapolis, Maryland. She held various jobs (Associate Administrator, COO and Corporate Vice President) during her employment in the Nebraska Health System from 1995 to 2000. From 1990 to 1995 she was an Assistant Administrator in the Inova Health System in

Virginia. Prior to 1990 she was with Brackenridge Hospital in Austin, Texas and the Good Samaritan Hospital and Health Center in Dayton, Ohio. Ms. Larson currently serves as an Advisor to DigiWorksCorp, and as a member of the Innovation Council of Anthello Healthcare Solutions, Inc. She has also served on various boards and been involved with several community projects. Ms. Larson holds BBA (Business Administration) and MA (Hospital and Health Administration) degrees from the University of Iowa. Ms. Larson’s executive experience in the healthcare industry and management positions with major healthcare companies provide an excellent background for service on the Board.
David E. Sveen, Ph.D., age 63, has served us as a Director since November 2013. He is the Executive Chair and Managing Director of Cedarstone, an operations, analytics and strategy consulting practice for nonprofit organizations, which he founded in 1993. He is also currently the President of the Domanada Foundation. His professional background includes 13 years in senior management with investment banking firm Griffin, Kubik, Stephens and Thompson, an adjunct assistant professorship of Christian Formation and Ministry at Wheaton College since 1995 and service on several profit and nonprofit boards. Dr. Sveen holds a Ph.D. degree from Trinity Evangelical Divinity School, an MBA from DePaul University, an MA from Wheaton Graduate School, and a B.S. degree from Northern Illinois University. Dr. Sveen brings to the board extensive leadership experience, financial and accounting knowledge and executive level management capability.
Bonnie J. Trowbridge, age 73, has served us as a Director since January 2015. Ms. Trowbridge is Chair of the Heska Audit Committee from May 2015 to the present and a member of the Compensation Committee from November 2018 to the present. Ms. Trowbridge served as Vice President, Chief Audit Executive and Risk Officer of Apollo Education Group, a publicly traded company, from 2007 to 2014. She is a retired Pricewaterhouse Coopers Audit Partner, having served with Pricewaterhouse Coopers from 1985 to 2007. Ms. Trowbridge is Chairman of the Board of Directors and treasurer of Camelot Therapeutic Horsemanship. She is a Certified Public Accountant in Arizona and California and is a member of the American Institute of Certified Public Accountants and the Arizona Society of CPA's. Ms. Trowbridge holds a Master of Science in Accountancy from Southern Oregon State University, a Master's Degree from San Jose State University and a Bachelor's degree from Washington State University. Ms. Trowbridge’s financial and accounting experience with a major accounting firm and in the private sector, along with her board chair experience contributes valuable technical and leadership knowledge to the Board.
Kevin S. Wilson, age 47, has been our Chief Executive Officer and President since March 31, 2014. He previously served as our President and Chief Operating Officer since February 2013. Mr. Wilson is a founder, member and officer of Cuattro, LLC, Cuattro Software, LLC, and Cuattro Medical, LLC, which, since 2008, have been involved in developing technologies for digital imaging. Mr. Wilson served on the board of various private, non-profit, and educational organizations from 2005 to the present. He was a founder of Sound Technologies, Inc., a diagnostic imaging company, in 1996, which was sold to VCA Antech, Inc. in 2004, after which Mr. Wilson served as Chief Strategy Officer for VCA Antech, Inc. until 2006. Mr. Wilson attended Saddleback College. Mr. Wilson brings to the Board extensive executive leadership and relationships experience in the animal health industry, including the management of operations, sales, service, product development, business development, and support.
If a Director or any alternative nominee is unable or declines to serve as Director at the time of the 2020 Annual Meeting, the proxyholders intend to vote for such other candidate or candidates who may be nominated by the Board.
Recommendation of our Board of Directors
Our Board recommends a vote FOR the election of all six nominees.

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Board is submitting the appointment of Plante & Moran, PLLC ("Plante Moran") as the Company's independent registered public accounting firm for stockholder ratification at the 2020 Annual Meeting. Effective October 1, 2018, EKS&H LLLP ("EKS&H"), the independent registered public accounting firm for the Company, combined with Plante Moran. EKS&H served as our independent registered public accounting firm from March 31, 2006 to October 1, 2018. A representative of Plante Moran is expected to be present at the Annual Meeting and will have an opportunity to make a statement if the representative desires to do so. Such representative also is expected to be available to answer questions at the meeting.
Stockholder ratification of the appointment of Plante Moran as our independent registered public accounting firm is not required by our Bylaws or otherwise. Our Board, however, is submitting the appointment of Plante Moran to the stockholders for ratification as a matter of good corporate governance practice. If stockholders fail to ratify the appointment, our Audit Committee will reconsider whether or not to retain Plante Moran as our independent registered public accounting firm, although our Audit Committee maintains the full discretion to continue to retain Plante Moran in such a circumstance. Even if the appointment is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.
Recommendation of our Board of Directors
Our Board recommends a vote FOR the ratification of Plante Moran as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

PROPOSAL NO. 3
APPROVAL OF THE AMENDMENT TO OUR CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF EACH CLASS OF OUR COMMON STOCK BY 3,000,000
You are being asked to approve an amendment (the "Amendment") to our Charter to increase the total number of authorized shares of each class of our Common Stock by 3,000,000 (the "Share Increase"). The Board has unanimously approved the proposed Amendment and resulting Share Increase. The form of the proposed Amendment is attached to this proxy statement as Appendix A and is incorporated herein by reference.
Our Charter currently authorizes the issuance of 23,000,000 shares, consisting of 10,250,000 shares of Original Common Stock, 10,250,000 shares of NOL Restricted Common Stock and 2,500,000 shares of Preferred Stock. Pursuant to our Charter, our NOL Restricted Common Stock automatically converts into an equivalent number of shares of Original Common Stock on the date that the transfer restrictions on the NOL Restricted Common Stock terminate, and we are required at all times to have reserved for issuance the number of shares of Original Common Stock sufficient to permit conversion of the NOL Restricted Common Stock.
As of February 14, 2020, we had 7,838,002 shares of NOL Restricted Common Stock outstanding, no shares of Original Common Stock outstanding but 7,838,002 shares of Original Common Stock reserved for issuance upon conversion of currently outstanding NOL Restricted Common Stock and we had zero treasury shares. We also had an aggregate of 3,574,180 shares authorized for issuance under our Stock Plan, 1997 Employee Stock Purchase Plan, as amended and restated, and 2003 Equity Incentive Plan, as amended and restated (collectively, the "Equity Incentive Plans"), of which approximately 3,394,005 shares had previously been issued under the Equity Incentive Plans and approximately 180,175 shares were reserved for issuance under the Equity Incentive Plans pursuant to outstanding awards which were not contingent on an increase in the total number of authorized shares of our NOL Restricted Common Stock.
We are seeking your approval of the Increase of Authorized Shares in order to (i) enable us to utilize fully our stockholder approved Equity Incentive Plans and ESPP, and (ii) provide the Company adequate flexibility in corporate planning, strategies and general operations.
The stockholders' approval of additional authorized but unissued shares of Common Stock under the Amendment is important to us for a number of other reasons. It would allow us to complete future acquisitions of other businesses or products, establish strategic partnerships, complete equity financings, provide equity incentives to new and existing employees, pay stock dividends, and effect stock splits and other recapitalizations. From time to time we consider these types of transactions as market conditions or other opportunities arise.
It can become increasingly important to have additional shares available for issuance in the event the Board needs to undertake any of the foregoing actions on an expedited basis and thus avoid the time and expense of seeking stockholder approval in advance of a contemplated issuance of Common Stock. Such additional authorized shares may be issued for such purposes and for such consideration as the Board may determine without further stockholder approval, unless stockholder approval is required for currently unanticipated issuances by applicable law or the requirements of the Nasdaq Stock Market or any national securities exchange on which our securities may be listed from time to time. The Board may determine to use shares of Common Stock as currency for appropriate purposes should the opportunity arise in order to preserve cash or for other commercial reasons determined in the best interests of our stockholders at the time.
We currently have no specific plans, arrangements or understandings to issue additional shares of our Common Stock, except for the issuance of shares of Common Stock pursuant to the Equity Incentive Plans and the ESPP for employees and others eligible to participate in those plans, and the potential future conversion of the Series X Preferred Stock that may be issued pursuant to the Company’s previously disclosed Securities Purchase Agreement, dated as of January 12, 2020, which securities, if issued, would be convertible into 1,508,751 shares of Common Stock. Nevertheless, the Board believes that the currently available unissued shares of Common Stock do not provide sufficient flexibility for corporate action in the future. Because the increase in authorized shares is necessary to effectuate the adoption of the ESPP in Proposal No. 4 and the amendment to the Stock Plan in Proposal No. 5, the approval of the Share Increase pursuant to this Proposal No. 3 is a condition to the adoption of those proposals. In the event the Amendment is not approved, Proposal No. 4 and Proposal No. 5 will not be adopted, regardless of the votes cast on those proposals.
If the Amendment is approved, our Board will generally under applicable law be able to authorize and approve the issuance of additional shares of common stock authorized by the Amendment without further stockholder action. Upon issuance, the additional shares of authorized Common Stock would have rights identical to the currently outstanding shares of the Company's Common Stock. Adoption of the Amendment would not have an immediate dilutive effect on the proportionate voting power or other rights of existing stockholders. As is true for shares presently authorized but unissued, however, the future issuance of Common Stock authorized by the Amendment may, among other things, dilute the earnings per share of Common Stock, decrease existing stockholders' percentages of equity ownership, dilute the voting rights of existing stockholders and, depending on the price at which they are issued, could have a negative effect on the market price of the Company's Common Stock. Current stockholders have no preemptive or similar rights. Accordingly, current stockholders do not have a prior right to purchase any new issue of Common Stock in order to maintain their proportionate ownership of the Company.
If the Board determines that a hostile takeover attempt or a change in control of management of the Company is not in the best interest of the Company's stockholders, the Board could use the additional shares of Common Stock that would become available for issuance if this proposal is approved, to oppose, delay or prevent such attempted takeover or change, which could discourage certain transactions in which our stockholders might otherwise receive a premium for their shares over the then current market prices. The authorization alone of the additional amount of shares of Common Stock, however, will have no current anti-takeover effect. No hostile take-over attempts are, to our management's knowledge, currently threatened or anticipated.
All shares of our Common Stock, including those now authorized and those that would be authorized by the proposed Share Increase, are equal in rank and have the same voting, dividend and liquidation rights. Holders of our Common Stock do not have preemptive rights. The holders of shares of our Common Stock will have no dissenters rights of appraisal under Delaware law, our Charter or our Bylaws with respect to the Amendment to effect the Share Increase.
Recommendation of our Board of Directors
The Board recommends a vote FOR the Amendment to affect the Share Increase.

PROPOSAL NO. 4
APPROVAL OF OUR 2020 EMPLOYEE STOCK PURCHASE PLAN

On February 11, 2020, our Board of Directors approved the 2020 Employee Stock Purchase Plan (the “ESPP”), subject to obtaining stockholder approval thereof. We are seeking your approval for the adoption of our ESPP, including the reservation of 200,000 of shares of our common stock available for issuance under the ESPP. The proposed 200,000 shares represents approximately 2.6% of our current shares outstanding (assuming that the Share Increase (defined above in Proposal No. 3) is approved by our stockholders). The approval of the Share Increase in Proposal No. 3 is a condition to the adoption of this Proposal No. 4. In the event the Share Increase in Proposal No. 3 is not approved by the stockholders at the Annual Meeting, this Proposal No. 4 will be of no effect, regardless of the vote obtained on this Proposal, and our 1997 Employee Stock Purchase Plan will continue in its current form. If this Proposal No. 4 is adopted and Proposal No. 3 is approved, the 1997 Employee Stock Purchase Plan will terminate and no shares under the 1997 Employee Stock Purchase Plan will remain available for issuance or be carried over into the ESPP.
The purpose of the ESPP is to provide an opportunity for employees of Heska Corporation, a Delaware corporation (the “Company”) and its participating subsidiaries to purchase Common Stock and thereby to have an additional incentive to contribute to the prosperity of the Company. It is the intention of the Company that the ESPP (excluding any sub-plans thereof except as expressly provided in the terms of such sub-plan) qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).
Summary of proposed Employee Stock Purchase Plan
General. The ESPP is intended to replace our 1997 Employee Stock Purchase Plan originally approved by our Board of Directors and stockholders in April 1997. The ESPP provides our employees with the opportunity to increase their proprietary interest in the success of the Company by purchasing shares of Common Stock on favorable terms. Below is a summary of the material terms of the ESPP. This summary is qualified by reference to the full text of the ESPP, which is included as Appendix B hereto.
Administration. The Board has appointed the Compensation Committee of our Board to administer the ESPP. The Compensation Committee may delegate to a sub-committee and/or to an officer or officers or employees of the Company the day-to-day administration of the ESPP. The Compensation Committee has full power and authority to adopt, amend and rescind any rules and regulations which it deems desirable and appropriate for the proper administration of the ESPP, to construe and interpret the provisions and supervise the administration of the ESPP, to make factual determinations relevant to ESPP entitlements and to take all action in connection with administration of the ESPP as it deems necessary or advisable, consistent with the delegation from the Board. Decisions of the Committee will be final and binding upon all ESPP participants.
Eligibility and Participation. Employees of the Company and participating subsidiaries who customarily work 20 or more hours per week for five or more months per calendar year are eligible to participate in our ESPP, provided that the Compensation Committee may establish administrative rules requiring that employment commence some minimum period (not to exceed 90 days) prior to an enrollment period to be eligible to participate with respect to an associated offering period under the ESPP. Participation in the ESPP is voluntary.
Offering Periods. Shares of stock will initially be offered for purchase through a series of six-month consecutive offering periods with no overlapping offering periods. The Compensation Committee may modify the frequency, duration and timing of offering periods, provided that an offering period may be no longer than 27 months.
Purchase Price. The initial purchase price per share with respect to each offering period will be 85% of the lower of the closing price of the common stock on (i) the first trading day of the offering period or (ii) the last trading day of the offering period. With respect to future offering periods, the Compensation Committee may change the 85% discount, but not to below 85%, and may determine that the purchase price will be the designated percentage of the closing price of the common stock solely on the last day of the offering period.
Payroll Deductions; Payment of Purchase Price. Employees may authorize payroll deductions in 1% multiples of covered cash compensation for each offering period, up to a maximum of 10%. The Compensation Committee may modify these deduction limits in the future.
Purchase of Stock. An employee properly enrolled in the ESPP is entitled to purchase shares on the last day of each offering period. The number of shares to be purchased at the end of an offering period is determined by dividing the amount accumulated in such participant's account during the period by the applicable purchase price. Unless the employee's participation is discontinued prior to such purchase, his or her purchase of the shares will occur automatically at the end of the offering period at the applicable purchase price.
Notwithstanding the foregoing, no participant may participate in our ESPP if immediately after such election to participate, the participant would own stock and/or outstanding options to purchase stock possessing five percent or more of the total combined voting power of our stock. In addition, no participant is permitted to purchase stock with a value in excess of $25,000 (determined at the fair market value of the stock as of the beginning of the applicable offering period) in any calendar year.
Withdrawal. Under procedures and at times established by the Compensation Committee, a participant may withdraw from an offering period at any time by completing and filing a new payroll deduction authorization and ESPP enrollment form with the Company without affecting his or her eligibility to participate in future offering periods. However, once a participant withdraws from a particular offering period, that participant may not participate again in the same offering period. To participate in a subsequent offering period, the participant must re-enroll in the ESPP. If a Participant withdraws from the ESPP during an offering period, his or her accumulated payroll deductions will be refunded without interest.
Termination of Employment. If a participant's employment terminates for any reason during an offering period (including death), such participant generally will be withdrawn from the ESPP and any amounts credited to the participant’s account will be refunded to the participant (or his or her designated beneficiary or estate), without interest. If a participant’s termination of employment occurs within a certain period of time specified by the Compensation Committee (not to exceed 30 days) prior to the end of the then current offering period, his or her option will be exercised on last day of the offering period as if such Participant were still employed.
Shares Available; Changes in Capitalization. The aggregate number of shares of Common Stock which may be issued pursuant to the ESPP shall initially be 200,000 shares. The number of shares reserved under our ESPP, offering period-related purchase limits and relevant offering period purchase price per share provisions under our ESPP shall be appropriately and proportionately adjusted for any change in the outstanding shares of Common Stock or other securities of the Company because of a merger, consolidation, spin-off, reorganization, recapitalization, dividend in property other than cash, extraordinary dividend whether in cash and/or other property, stock split, reverse stock split, stock dividend, liquidating dividend, combination or reclassification of the Common Stock or other securities (including any such change in the number of shares of Common Stock or other securities effected in connection with a change in domicile of the Company), or any other increase or decrease in the number of shares of Common Stock or other securities effected without receipt of consideration by the Company, provided that conversion of any convertible securities of the

Company shall not be deemed to have been “effected without receipt of consideration,”. Such adjustment shall be made by our Board of Directors, whose determination in that respect shall be final, binding and conclusive.
Merger; Liquidation; Corporate Transactions. In the event of a proposed liquidation or dissolution of the Company, any offering periods then in progress shall terminate and shares are to be purchased under our ESPP immediately prior to the consummation of such proposed transaction, unless otherwise provided by the Board in its sole discretion, and all outstanding options will automatically terminate and the amounts of all payroll deductions will be refunded without interest to the participants.
In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or consolidation or similar combination of the Company with or into another entity, then in the sole discretion of the Board, (1) each option will be assumed or an equivalent option shall be substituted by the successor corporation or parent or subsidiary of such successor entity, (2) on a date established by the Board on or before the date of consummation of such merger, consolidation, combination or sale, such date shall be treated as a Purchase Date, and all outstanding options shall be exercised on such date, (3) all outstanding options shall terminate and the accumulated payroll deductions will be refunded without interest to the participants, or (4) outstanding options shall continue unchanged.
Amendment and Termination of the ESPP. The Board of Directors or Compensation Committee may at any time terminate, suspend or amend our ESPP, provided that, without stockholder approval, no amendment may increase the number of shares subject to the ESPP, other than pursuant to the plan’s recapitalization provisions, or make other changes for which stockholder approval is required under applicable law.
Transferability. Neither payroll deductions credited to a participant’s bookkeeping account nor any rights to exercise an option or to receive shares of Common Stock under the ESPP may be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed of in any way (other than by will, the laws of descent and distribution) and any attempted assignment, transfer, pledge, or other disposition shall be null and void and without effect and will be treated as an election by the participant to discontinue participation in the ESPP.
Incorporation by Reference. The foregoing is only a summary of our ESPP and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix B.
Federal Income Tax Consequences
The following provides a brief summary of U.S. federal income taxation with respect to the shares purchased under the ESPP. This summary describes the U.S. federal income tax rules in effect on the date hereof and does not purport to be complete. It does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside. Participants are encouraged to consult their own tax advisors prior to participating in the ESPP.
Our ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the length of the holding period with respect to such shares. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant may recognize ordinary income. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.
Participation in the ESPP
We are unable to predict the amount of benefits that will be received by or allocated to any particular participant under our ESPP.
If approved by the stockholders, the proposed 2020 ESPP will become effective as of February 11, 2020, the date the ESPP was originally approved by our Board, assuming the Share Increase in Proposal 3 is also approved by the stockholders at the Annual Meeting. If this proposal is not approved by the stockholders, or if the Share Increase in Proposal 3 is not approved by the stockholders, the 2020 ESPP will not be effective and our 1997 Employee Stock Purchase Plan will continue in its current form.
Recommendation of the Board of Directors
The Board recommends a vote FOR the proposal to approve our 2020 Employee Stock Purchase Plan, including the reservation for issuance thereunder of 200,000 shares.

PROPOSAL NO. 5
APPROVAL OF AN AMENDMENT TO THE HESKA CORPORATION STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER BY 300,000 SHARES
We currently maintain the Heska Corporation Stock Incentive Plan (the “Stock Plan”) for the purpose of promoting the long-term success of the Company and the creation of stockholder value by (a) encouraging employees, outside directors and consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of employees, outside directors and consultants with exceptional qualifications and (c) linking employees, outside directors and consultants directly to stockholder interests through increased stock ownership. The Stock Plan has served as an important part of our overall compensation program since its initial adoption, and continuing through several amendments and restatements. The number of shares available for issuance under the Stock Plan, however, is believed to be insufficient for future needs. The Compensation Committee recommended, and the Board adopted, subject to the approval of our stockholders, a proposed amendment to increase the number of shares of common stock authorized  for issuance under the Stock Plan and clarify that stock options and stock appreciation rights granted under the plan may not, without stockholder approval, be repriced, cancelled or exchanged for cash or another award with a lower (or no) exercise price. The approval of the Share Increase in Proposal No. 3 is a condition to the adoption of this Proposal No. 5. In the event the Share Increase in Proposal No. 3 is not approved by the stockholders at the Annual Meeting, this Proposal No. 5 will be of no effect, regardless of the vote obtained on this Proposal, and our Stock Plan will continue in force in its current form.
Summary of Proposed Amendment to the Stock Plan
As of February 14, 2020, the aggregate number of shares of Common Stock cumulatively authorized by our stockholders for issuance under the Stock Plan was 2,885,130. Of that total, only 168,989 shares remain available for the issuance of future awards.
If the Stock Plan amendment is approved, the aggregate number of shares of Common Stock available for awards under the plan will be increased by 300,000, so that the new total of shares authorized for issuance as restricted stock or options under the Stock Plan will be 3,185,130. Assuming none of the unexercised options as of February 14, 2020 are exercised and none of the unvested restricted shares as of February 14, 2020 vest, the total number of shares available for new awards under the Stock Plan, as amended (as incentive stock options, nonqualified options or restricted shares) would be 1,242,412. Conversely, assuming all such unexercised Options and unvested restricted shares vest and are exercised, the total number of shares available for new awards under the Stock Plan, as amended, would be 469,216.
After consultation with management and Korn Ferry, the Board has determined the need to increase the shares authorized under the Stock Plan in order to give the Company flexibility in building out its management team. Korn Ferry has advised the board on median equity requirements for management positions and the Board has determined 300,000 shares will be sufficient to meet these needs in the coming years. Under the Stock Plan, the Company issued 99,037 shares in 2017, and 399,193 shares in 2018, and 168,667 shares in 2019. The issuance of all of the 300,000 authorized shares would have a 10.5% dilutive effect on the Company.
If the Stock Plan amendment is approved, the Stock Plan will also prohibit, without stockholder approval, the repricing, including cancellation or exchange for cash or another award with a lower (or no) exercise price, of stock options and stock appreciation rights granted under the plan.

Plan Highlights

Below is a summary of the material terms of the Stock Plan. This summary is qualified by reference to the full text of the Stock Plan, as proposed to be amended, which is included as Appendix C hereto.

Effective Date and Expiration. The Stock Plan was most recently restated effective as of May 2, 2019, and the proposed amendment would be effective upon approval by the Company’s stockholders. The Stock Plan has no predetermined expiration date, although incentive stock options may not be granted after the tenth anniversary of its most recent restatement. Awards made prior to any termination or suspension of the Stock Plan may extend beyond that date.

Administration. The Stock Plan must be administered by a committee of two or more independent directors appointed by the Board, which is currently the Compensation Committee (the "Committee"). The Committee has full authority to interpret the Stock Plan and to establish rules for its administration.

Eligibility for Awards. Awards can be made to any employee, outside Director or consultant selected to receive an award under the Stock Plan. Only employees, however, are eligible to receive incentive stock options.

Determination of Amount and Form of Award. The amount of individual awards will be determined by the Committee, subject to the limitations of the Stock Plan. In determining the amount and form of an award, consideration will be given to the functions and responsibilities of the employee, his or her potential contributions to our success, and other factors deemed relevant by the Committee.

Shares Subject to the Plan; Other Limitations on Awards. Subject to certain adjustments, if the proposed Stock Plan amendment is approved, the maximum number of shares of our Common Stock that may be issued pursuant to new awards under the Stock Plan is 1,242,412 (assuming no unvested restricted shares as of February 14, 2020 vest and no unexercised stock options as of February 14, 2020, are exercised). If the proposed Stock Plan amendment is approved, the aggregate total number of shares of common stock authorized for issuance as options and restricted shares under the Stock Plan would be 3,185,130.

Shares subject to an award under the Stock Plan which is canceled or terminated without having been exercised or paid will again be available for future awards. On the other hand, in no event will shares of our stock that are (i) tendered in payment of the exercise price of options or (ii) withheld from any award to satisfy a participant's tax withholding obligations be available for future awards under the Stock Plan. Common Shares issued pursuant to the Stock Plan may be authorized but unissued shares or treasury shares, or shares reacquired by the Company in any manner.

A maximum of 50,000 shares underlying options may be issued in one year to any one participant (except that shares underlying options granted to a new employee in the first fiscal year of their employment may be a maximum of 100,000 shares). A maximum of 45,000 shares (or, in the case of a new employee in the first fiscal year of their employment, a maximum of 75,000 shares) may be awarded in the form of restricted shares in one year to any one participant. No more than $500,000 may be paid in the form of other cash-based awards to any single participant per calendar year.

In addition, the Stock Plan limits compensation paid to each outside director, including cash fees and incentive equity awards (based on their grant date fair value for financial reporting purposes), to a maximum of $300,000 per fiscal year in respect of his or her service as an outside director.

Minimum Vesting Provision. Awards are subject to a minimum vesting period of one year. However, the Committee may (a) permit acceleration of vesting of an award in the event of a participant’s death, disability, or retirement, or the occurrence of a change in control, and (b) grant awards covering 5% or fewer of the total number of shares authorized for issuance under the Stock Plan without regard to the minimum vesting requirement. Awards made to outside directors will be deemed to satisfy the minimum vesting requirement to the extent that they vest on the earlier of the one-year anniversary of the date of grant and the next regular annual meeting of the Company’s stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting.

Stock Options. The Committee may grant non-qualified options and options intended to qualify as "incentive stock options" under Section 422 of the Code. The Committee generally determines the terms and conditions of all options granted, subject to the terms of the Stock Plan. Options vest in accordance with a vesting schedule determined by the Committee, and the Committee may impose additional conditions, restrictions or terms on the vesting of any option, including the full or partial attainment of performance goals. The term of an incentive stock option cannot exceed ten years from the date of grant. The option price of an incentive stock option must be not less than 100% of the fair market value of a share of our stock on the date of grant.

The option price may be paid in cash, with shares of our stock, through a broker-assisted "cashless" exercise procedure or with such other acceptable form of valid consideration and method of payment as may be determined by the Committee.

Stock options may not be repriced without stockholder approval. This means that the Committee may not take any of the following actions without stockholder approval:

•	Amend a stock option to reduce its option price;

•	Cancel a stock option in exchange for cash, other awards or the re-grant of a new stock option with a lower option price than the original option price of the cancelled stock option; or

•	Take any other action (whether in the form of an amendment, cancellation or replacement grant) that has the effect of repricing a stock option without stockholder approval.

The Committee may not reprice any Option without shareholder approval, including cancelling or surrendering and re-granting or exchanging such Option for cash or a new award with a lower (or no) exercise price.

Restricted Shares. The Committee may also issue or transfer shares of our Common Stock to a participant under a restricted share award under the Stock Plan. Restricted share awards are subject to certain conditions and restrictions during a specific period of time, such as the participant remaining in the employment of the Company or a subsidiary and/or the attainment by the Company of certain pre-established performance goals, as discussed below. The shares cannot be transferred by the participant prior to the lapse of the restriction period or the attainment of the performance goals. In the case of restricted shares, the participant is entitled to vote the shares during the restriction period. Unless otherwise provided in the award agreement, restricted shares will receive dividends; provided, that to the extent restricted shares are entitled to receive dividends, any dividends declared will be accumulated and paid at the time (and to the extent) that the underlying restricted shares vest.

Restricted Stock Unit. A restricted stock unit is a right to receive shares of common stock (or their cash equivalent) at a specified date in the future, subject to forfeiture of such right. If the restricted stock unit has not been forfeited, then on the date specified in the restricted stock unit grant, the Company must deliver to the holder of the restricted stock unit unrestricted shares of common stock (or their cash equivalent). In the Committee’s discretion, holders of restricted stock units may be entitled to receive dividend equivalents; provided, that to the extent restricted stock units are entitled to receive dividend equivalents, any dividend equivalents with respect to dividends declared will be accumulated and paid at the time (and to the extent) that the underlying restricted stock units vest. A participant holding restricted stock units will have no rights as a stockholder with respect to the shares subject to the restricted stock units until all restrictions have been lifted and the shares have been issued to the participant.

Stock Appreciation Rights. A stock appreciation right entitles the holder to receive an amount equal to the difference between the fair market value of a share of common stock on the exercise date and the exercise price of the stock appreciation right (which may not be less than 100% of the fair market value of a share of our common stock on the grant date), multiplied by the number of shares of common stock subject to the stock appreciation right (as determined by the Committee). The Committee may not reprice any Stock Appreciation Right without shareholder approval, including cancelling or surrendering and re-granting or exchanging such Stock Appreciation Right for cash or a new award with a lower (or no) exercise price.

Other Stock-Based Awards. Under the Stock Plan, we may grant or sell to any participant unrestricted common stock, dividend equivalent rights and/or other awards denominated in or valued by reference to our common stock. A dividend equivalent is a right to receive payments, based on dividends with respect to shares of our common stock.

Other Cash-Based Awards. We may grant cash awards under the Stock Plan, including cash awards as a bonus or based upon the attainment of certain performance goals.

Performance Goals. The Stock Plan contains provisions intended to enable compensation paid to those executive officers whose compensation is subject to the deduction limitations of Section 162(m) of the Code to qualify as "performance-based compensation" that will be fully deductible by us for grants made prior to November 2, 2017. Prior to U.S. federal income tax law changes and prior to or during the beginning of a performance period, the Committee could establish performance goals for the Company and our various operating units which could qualify the award subject to those goals for deductibility without regard to the limitations of Section 162(m). The goals were to be comprised of specified levels of one or more of the following performance criteria as the Committee deemed appropriate:

1)	operating income or operating profit (including but not limited to operating income and any affiliated growth measure);

2)	net earnings or net income (before or after taxes, including but not limited to deferred taxes, and any affiliated growth measure);

3)	basic or diluted earnings per share (before or after taxes, including but not limited to deferred taxes, and any affiliated growth measure);

4)	revenues (including but not limited to revenue, gross revenue, net revenue, and any affiliated growth measure);

5)	gross profit or gross profit growth;

6)	return on assets, capital, invested capital, equity or sales;

7)	cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

8)	earnings before or after taxes, interest, depreciation and/or amortization (including but not limited to changes in this measure);

9)	improvements or changes in capital structure (including but not limited to debt balances or debt issuance);

10)	budget management;

11)	productivity targets;

12)	economic value added or other value added measurements;

13)	share price (including, but not limited to, growth measures and total shareholder return);

14)	expense targets;

15)	margins (including but not limited to gross or operating margins);

16)	efficiency measurements (including but not limited to availability measurements, call wait times, call, meeting, shipping or other volume measurements, turnaround times and error rates);

17)	working capital targets (including but not limited to items reported on the Company's balance sheet and time-based or similar measures such as days inventory, days receivable and days payable);

18)	equity or market value measures;

19)	enterprise or adjusted market value measures;

20)	safety record;

21)	completion of business acquisition, divestment or expansion;

22)	book value or changes in book value (including but not limited to tangible book value and net asset measures);

23)	assets or changes in assets;

24)	cash position or changes in cash position;

25)	employee retention or recruiting measures;

26)	milestones related to filings with government entities or related approvals (including but not limited to filings with the Securities and Exchange Commission which may require stockholder approval);

27)	changes in location or the opening or closing of facilities;

28)	contract or other development of relationship with identified suppliers, distributors or other business partners; and

29)
new product development (including but not limited to third-party collaborations or contracts, and with milestones that may include but are not limited to contract execution, proof of concept, regulatory approval, product launch and targets such as unit volume and revenue following product launch).

In addition, for any awards not intended to meet the requirements of Section 162(m) of the Code (including all awards granted after November 2, 2017, the Committee may establish goals based on other performance criteria as it deems appropriate. The Committee may disregard or offset the effect of certain extraordinary items, such as restructuring charges, gains or losses on the disposition of a business, changes in tax or accounting rules or the effects of a merger or acquisition, in determining the attainment of performance goals. Awards may also be payable when our performance, as measured by one or more of the above criteria, as compared to peer companies meets or exceeds an objective criterion established by the Committee.

Changes in Capitalization. In the event of a subdivision of our outstanding shares of Common Stock, a declaration of a dividend payable in shares, a declaration of a dividend payable in a form other than shares in an amount that has a material effect on the price of shares, a combination or consolidation of the outstanding shares (by reclassification or otherwise) into a lesser number of shares, a recapitalization, a spin-off or a similar occurrence, such that an adjustment is appropriate to prevent dilution or enlargement of the benefits intended to be made available under the Stock Plan, then the Committee may make appropriate adjustments in the maximum aggregate number and kind of shares issuable under the Stock Plan, and to any one participant, and the number and kind of shares and the price per share subject to outstanding awards.

Change in Control. An award agreement may provide that the option will become exercisable or the shares will become unrestricted in the event of a change in control.

For purposes of the Stock Plan, "change in control" means any of the following events:
(a) The consummation of a merger or consolidation of the Company with or into another entity of any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation, or other reorganization; or
(b) The sale, transfer or other disposition of all or substantially all of the Company's assets; or
(c) A majority of the members of the Board are replaced during any eighteen month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or
(d) solely with respect to awards granted in 2018 or later, any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent of the total voting power represented by the Company's then outstanding voting securities.
Amendment. The Board can amend, suspend or terminate the Stock Plan. An amendment of the Stock Plan will be subject to our stockholders' approval only to the extent required by law.
Incorporation by Reference. The foregoing is only a summary of our Stock Plan and is qualified in its entirety by reference to its full text, as proposed to be amended, a copy of which is attached hereto as Appendix C.

Certain Federal Tax Aspects

The following paragraphs are a summary of the Company's understanding of the general federal income tax consequences to U.S. taxpayers and the Company of awards granted under the Stock Plan. Tax consequences for any particular individual may be different. This summary describes the U.S. federal income tax rules in effect on the date hereof and does not purport to be complete. It does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside. Participants are encouraged to consult their own tax advisors prior regarding participation in the Stock Plan.

Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxable income is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option if the sale price exceeds the exercise price.

Nonstatutory Stock Options. No taxable income is reportable when a nonstatutory stock option, which also may be referred to as a nonqualified stock option, is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Shares. A participant will not have taxable income upon grant unless he or she elects to be taxed at that time. Instead, he or she will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the vested shares.

Stock Appreciation Rights. A participant who is granted a stock appreciation right will not recognize ordinary income for U.S. federal income tax purposes upon receipt or vesting of the stock appreciation right. At the time of exercise, however, the participant will recognize ordinary income equal to the value of any cash received and the fair market value on the date of exercise of any shares received. The participant's tax basis in any shares received will be the fair market value on the date of exercise and, if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of the shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the stock is a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Restricted Stock Units. A participant who is granted a restricted stock unit will not recognize ordinary income for U.S. federal income tax purposes upon the receipt of the restricted stock unit, but rather will recognize ordinary income in an amount equal to the fair market value of the shares (or value of the cash paid) at the time of settlement.

Other Stock-Based and Other Cash-Based Awards. In the case of other stock-based and other cash-based awards, depending on the form of the award, a participant generally will not be taxed upon the grant of such an award, but, rather, will generally recognize ordinary income for U.S. federal income tax purposes when such an award vests or otherwise is free of restrictions.
Tax Effect for the Company. The Company generally will be entitled to a tax deduction in connection with an award under the Stock Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option or a stock appreciation right or the settlement of a restricted stock unit). Special rules limit the deductibility of compensation paid to certain of our executive officers. Under Section 162(m) of the Code, the annual compensation paid to certain current or former executive officers generally will be deductible only to the extent that it does not exceed $1,000,000.
Existing Plan Benefits
The following table sets forth summary information as of February 14, 2020 concerning the number of shares underlying options (vested and unvested) and unvested restricted stock grants made under the Stock Plan to each of our Named Executive Officers, all Executive Officers as a group, all non-employee directors as a group and all employees other than Executive Officers as a group.

Name	Shares Underlying Stock Option Awards	Unvested Restricted Stock Awards
Kevin S. Wilson	66,000	90,000
Jason A. Napolitano	13,100	—
Steven M. Eyl	35,168	25,000
Nancy Wisnewski, Ph.D.	97,400	25,000
Catherine I. Grassman	20,000	25,000
All Executive Officers, as a group	238,568	190,000
All Directors who are not Executive Officers, as a group	22,059	4,067
All employees other than Executive Officers, as a group	165,058	93,900
Vote Required; Recommendation of our Board of Directors
The approval of the Share Increase in Proposal 3 is a condition to the adoption of this Proposal No. 5. In the event the Share Increase in Proposal 3 is not approved by the stockholders at the Annual Meeting, this Proposal No. 5 will be of no effect, regardless of the vote obtained on this Proposal, and our Stock Plan will continue in force in its current form.
Our Board recommends a vote FOR the approval of the proposed Stock Plan amendment.

PROPOSAL NO. 6
APPROVAL OF EXECUTIVE COMPENSATION IN A
NON-BINDING ADVISORY VOTE

Section 14A of the Exchange Act requires that we provide you with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as reported in this proxy statement. We are asking for your advisory vote on the following non-binding resolution (the "say-on-pay" resolution):
RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed in the subsection of this proxy statement titled "Executive Compensation", including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.
At our 2019 Annual Meeting of Stockholders, an identical resolution received 99.5% of votes "for" and 0.5% "against" of the shares voted "for" or "against". At this same meeting of our stockholders, our stockholders approved, on an advisory basis, that future advisory resolutions on the Company’s named executive officer compensation be conducted every year. The Company considered the outcome of this advisory vote and determined that the Company will conduct annual “say-on-pay” resolutions until the next advisory stockholder vote on this matter is required under Section 14A of the Exchange Act, or until the Board of Directors otherwise determines that a different frequency for such votes is in the best interest of the Company’s shareholders. It is anticipated that the next advisory vote to approve named executive officer compensation will be conducted at our 2021 Annual Meeting of Stockholders.
Compensation Philosophy
As described in greater detail under the heading "Executive Compensation", we seek to closely align the interests of our named executive officers with the interests of our stockholders. The ultimate objective of our executive compensation program is to attract, retain and reward executives who will enhance the value and profitability of the Company and increase stockholder value. The Compensation Committee strives to provide competitive compensation opportunities with the ultimate amount of compensation received tied significantly to short-term and long-term Company performance. Inherent in our approach is the philosophy that compensation can align behavior and actions with stockholder interests, attract and retain stronger executives and thus create value for stockholders over time.
The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.
Vote Required; Recommendation of our Board of Directors
If a Voting Majority is FOR this proposal, we will consider the non-binding, advisory approval of the compensation paid to our named executive officers to have occurred. If such a Voting Majority is not obtained, our Compensation Committee may consider changes to some of our executive compensation policies, although our Compensation Committee maintains its full discretion in this area as this is an advisory vote only.
Our Board recommends a vote FOR the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers in fiscal year 2019 as reported in this proxy statement.

OTHER MATTERS
The Board knows of no other business to be transacted at the Annual Meeting.
OTHER INFORMATION
"Householding" of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding", potentially provides extra convenience for stockholders and cost savings for companies. Heska and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent to such householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Investor Relations, Heska Corporation, 3760 Rocky Mountain Avenue, Loveland, Colorado 80538 or by calling (970)493-7272.

Proxy Solicitor

You may contact our proxy solicitor, Morrow Sodali LLC ("Morrow Sodali"), for a copy of the proxy materials. Morrow Sodali's address is 470 West Ave., Stamford, CT 06902. Stockholders may call Morrow Sodali at 1-800-662-5200 and brokers and banks may call Morrow Sodali at 1-203-658-9400. We undertake to promptly deliver a separate copy of the proxy materials upon receiving your written or oral request.

OWNERSHIP OF SECURITIES - COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of February 14, 2020 (except where otherwise noted), regarding the beneficial ownership of shares of Common Stock by each director of the Company, by the persons named in the summary compensation table (the "Named Executive Officers") elsewhere in this proxy statement, by all current directors and executive officers of the Company as a group, and by each person who is known by us to be the beneficial owner of more than 5% of our Common Stock. We had 7,838,002 shares of Common Stock outstanding on February 14, 2020.
Beneficial Ownership Table

Name and Address of Beneficial Owner	Shares Beneficially Owned (1)	Percentage Beneficially Owned (1)
BlackRock, Inc. (2)	1,139,170	14.5%
55 East 52nd Street
New York, NY 10055

Alger Associates, Inc. (3)	1,042,312	13.3%
360 Park Avenue South
New York, NY 10010

Neuberger Berman Group LLC (4)	521,935	6.7%
1290 Avenue of the Americas
New York, NY 10104

The Vanguard Group (5)	475,146	6.1%
100 Vanguard Blvd.
Malvern, PA 19355

Named Executive Officers and Directors
Mark F. Furlong (6)	907	*
Scott W. Humphrey (6)	3,062	*
Sharon J. Larson (6)	13,360	*
David E. Sveen, Ph.D. (6)(7)	39,262	*
Bonnie J. Trowbridge (6)	6,956	*
Kevin S. Wilson (6)(8)	586,331	7.4%
Steven M. Eyl (6)	61,102	*
Catherine I. Grassman (6)	31,761	*
Jason A. Napolitano (6)(9)	75,966	1.0%
Nancy Wisnewski, Ph.D. (6)	168,042	2.1%
All Directors and Executive Officers as a Group	942,450	11.7%
(10 Persons) (6)(7)(8)
________________________________________________________

*	Amount represents less than 1% of our common stock.

(1)
To our knowledge and unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to securities. Shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 14, 2020 without further action by Heska's Stockholders are deemed outstanding and beneficially owned by the person holding such option for purposes of computing such person's percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Based upon information derived from an amended Schedule 13G/A filed by BlackRock, Inc. on February 4, 2020 for holdings on December 31, 2019.

(3)	Based upon information derived from an amended Schedule 13G filed by Alger Associates, Inc. on February 14, 2020 for holdings on December 31, 2019.

(4)	Based upon information derived from a Schedule 13G/A filed by Neuberger Berman Group LLC on February 14, 2020 for holdings on December 31, 2019.

(5)	Based upon information derived from a Schedule 13G/A filed by The Vanguard Group on February 12, 2020 for holdings on December 31, 2019.

(6)
Includes shares owned, as well as unvested shares and exercisable options that are exercisable within 60 days of February 14, 2020 in the following amounts: Mr. Furlong, 907 shares; Mr. Humphrey, 790 shares; Ms. Larson, 9,361 shares; Dr. Sveen, 9,361 shares; Ms. Trowbridge, 5,707 shares; Mr. Wilson, 146,000 shares; Mr. Eyl, 50,688 shares; Ms. Grassman, 31,667 shares; Mr. Napolitano, 13,100 shares; Dr. Wisnewski, 121,095 shares; all Directors and Executive Officers as a group, 406,336 shares.

(7)
Includes 14,285 shares held by Bethany Creek Partners, LP and 7,143 shares held by Lindberg Capital Partners, LP. Dr. Sveen is a general partner of, and an investor in, both Bethany Creek Partners, LP and Lindberg Capital Partners, LP.

(8)
Mr. Wilson is the spouse of Mrs. Wilson who owns Heska Corporation shares. Mr. Wilson, Mrs. Wilson and trusts for the benefit of their children and family own a 100% interest in Cuattro, LLC. Mr. Wilson, Mrs. Wilson and the two eldest of their children control Cuattro Foundation, a 501(c)(3) charitable organization. Includes 162,763 shares held by Cuattro, LLC, 1,099 shares held by Cuattro Foundation, 7,000 shares owned by Mrs. Wilson, 138,743 shares held by the Wilson Family Trust and 25,726 shares held in trusts for the benefit of Mr. and Mrs. Wilson's children for which a third party is trustee. Mr. Wilson disclaims beneficial ownership of the shares held by Mrs. Wilson and trusts for the benefit of Mr. and Mrs. Wilson's children.

(9)
Includes one share jointly owned by Mr. Napolitano and Robert B. Grieve, Ph.D. Mr. Napolitano is the spouse of Mrs. Napolitano who owns 100 shares of common stock which is included in the table above, with respect to which Mr. Napolitano disclaims beneficial ownership.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information about our common stock that may be issued upon exercise of options and settlement of rights under all of our equity compensation plans as of December 31, 2019, including the Stock Plan, as amended and restated, the 1997 Employee Stock Purchase Plan, as amended and restated (the "1997 ESPP"), the 2003 Equity Incentive Plan, as amended and restated and the Heska Corporation Stock Incentive Plan (the “Stock Plan”). Our stockholders have approved all of these plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Stockholders	536,315	$54.86	95,423
Equity Compensation Plans Not Approved by Stockholders	None	None	None
Total	536,315	$54.86	95,423

SIGNIFICANT RELATIONSHIPS AND TRANSACTIONS WITH DIRECTORS, OFFICERS OR PRINCIPAL STOCKHOLDERS

Related Party Transactions

Pursuant to our code of ethics for senior executives and financial officers, a copy of which is available on Heska's website at www.heska.com, and our Corporate Governance Committee charter, our Audit Committee or our Corporate Governance Committee must review and approve any transaction that the Company proposes to enter into that would be required to be disclosed under Item 404(a) of Regulation S-K. Item 404(a) of Regulation S-K requires the Company to disclose in its proxy statement any transaction involving more than $120,000 in which the Company is a participant and in which any related person has or will have a direct or indirect material interest. A related person for purposes of this analysis is any executive officer, director, nominee for director, or holder of 5% or more of the Company's Common Stock, or an immediate family member of any of those persons.

Kevin S. Wilson is Heska Corporation's Chief Executive Officer and President as well as a member of Heska Corporation's Board. Heska Corporation's employment agreement with Mr. Wilson acknowledges that Mr. Wilson has business interests in Cuattro, LLC, Cuattro Software, LLC and Cuattro Medical, LLC which may require a portion of his time, resources and attention in his working hours.

Mr. Wilson is the spouse of Shawna M. Wilson ("Mrs. Wilson"). Mr. Wilson, Mrs. Wilson and trusts for the benefit of their children and family own a 100% interest in Cuattro, LLC as well as a majority interest in Cuattro Medical, LLC. Cuattro, LLC owns a 100% interest in Cuattro Software, LLC.

On November 26, 2018, Heska Imaging, LLC (“Heska Imaging”), entered into a Purchase Agreement for Certain Assets (the "Purchase Agreement") with Cuattro, LLC, pursuant to which Heska Imaging purchased certain software and related assets (the "Software Assets") for an aggregate purchase price of approximately $8.2 million and terminated its existing license of the Software Assets and certain related obligations as described below (the "2018 Imaging Transactions"). The aggregate purchase price consisted of $2.75 million in cash and 54,763 shares of the Company’s common stock, $0.01 par value per share. The Purchase Agreement includes a covenant of each party to use reasonable efforts and negotiate in good faith with its hardware vendors to make hardware components available to both parties on the same terms. The 2018 Imaging Transactions closed on December 21, 2018.

As part of the 2018 Imaging Transactions, Heska Imaging acquired ownership of the Software Assets that were previously subject to an Amended and Restated License Agreement and the Amended and Restated License Agreement was terminated. Cuattro, LLC retained ownership of software used in markets other than the veterinary market that is similar or identical to the Software Assets. A Supply Agreement between the parties was also terminated as part of the 2018 Imaging Transactions, although Cuattro, LLC was obligated, without further compensation, to assist Heska Imaging to implement data migration to a third-party image hosting platform and to continue to provide hosting, DICOM nodes, data migration and other cloud-related services to Heska Imaging through December 31, 2019, which may be extended as necessary to complete the transition to a third-party provider if such transition has not occurred for any reason other than failure of Heska Imaging to cooperate with the transition. While the remaining Cuattro, LLC obligations were originally negotiated at arm’s length as part of the Company’s 2013 acquisition of a 54.6% interest in Cuattro Veterinary USA, LLC, which was subsequently renamed Heska Imaging US, LLC (the “Acquisition”), Mr. Wilson has an interest in these obligations and any time and resources devoted to monitoring, overseeing and fulfilling the obligations and commitments of both Cuattro, LLC and Heska Imaging in this transition may prevent us from deploying resources on more productive matters.

We have entered into consulting agreements related to the Software Assets with two software consultants who we are aware are also to perform consulting services for Cuattro, LLC. We hired two employees following the 2018 Imaging Transactions who previously worked exclusively for Cuattro, LLC and who we are aware continue to offer to work part-time for Cuattro, LLC when not working for the Company.

Cuattro, LLC charged Heska Imaging $6,000 during 2019, primarily related to digital imaging products and services.

Doug Wilson, Senior Director of Marketing and Communications for the Company, is the brother of Kevin Wilson, the Company’s President and Chief Executive Officer. In 2019, Mr. Doug Wilson earned $180,000 in salary and was granted a restricted stock unit award with respect to 2,000 shares with vesting dependent on company performance and pre-approved metrics that span years, and a stock option grant with respect to 3,000 shares, vesting annually over 3 years. His compensation is consistent with the total compensation provided to other employees of the same level with similar responsibilities.

Christopher Sveen, Vice President, General Counsel for the Company, is the son of Dr. David Sveen, a member of the Company’s board. In 2019, Mr. Christopher Sveen earned $210,785 in salary. He was also granted a restricted stock award with respect to 12,000 shares with vesting dependent on company performance and pre-approved metrics that span years, and a stock option grant with respect to 12,000 shares, vesting annually over 3 years. His compensation is consistent with the total compensation provided to other employees of the same level with similar responsibilities. The Board has determined that Mr. Christopher Sveen is not an Executive Officer of the Company.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the compensation awarded to, earned by, or paid to our 2019 named executive officers:

•	Kevin S. Wilson, our Chief Executive Officer and President;

•	Catherine I. Grassman, our Executive Vice President, Chief Financial Officer;

•	Jason A. Napolitano, our Former Executive Vice President, Chief Strategy Officer; (1)

•	Steven M. Eyl, our Executive Vice President, Global Sales and Marketing; and

•	Nancy Wisnewski, Ph.D., our Executive Vice President, Chief Operating Officer.

(1)	Mr. Napolitano left the Company on January 20, 2020.
Executive Compensation Objective and Philosophy
The Compensation Committee of Heska Corporation's Board of Directors (the "Compensation Committee") administers our executive compensation program and establishes the salaries of our Executive Officers. The ultimate objective of our executive compensation program is to attract, retain and reward executives who will enhance the value and profitability of Heska Corporation and increase stockholder value. The Compensation Committee strives to provide competitive compensation opportunities with the ultimate amount of compensation received tied significantly to short-term and long-term Company performance. Inherent in our approach is the philosophy that compensation can align behavior and actions with stockholder interests, attract and retain stronger executives and thus create value for stockholders over time. The Compensation Committee's goal in executive compensation is to design and administer programs that best serve these ends. The Compensation Committee also takes into account the outcome of the most recent advisory, say-on-pay vote from our shareholders, which was approved with approximately 99.5% support at our 2019 Annual Meeting, when considering executive compensation arrangements. Given this high level of support, the Compensation Committee did not make any adjustments to the overall structure of our compensation program in 2019.
What is Heska's Executive Compensation Program Designed to Reward?
The Compensation Committee develops our executive compensation programs to reward our executive officers for their contribution to Heska's financial performance and to recognize individual initiative, leadership, achievement and other contributions. We believe an effective compensation program will reward executives for working well collectively as well as for strong individual performance.

What are the Elements of Heska's Executive Compensation?

Our compensation program is designed to reward interlocking aspects of executive performance:

•	Annual financial performance: rewarded primarily through the awards paid under the Management Incentive Plan ("MIP");

•	Individual contribution: rewarded primarily through the setting of base salary, cash bonus and annual MIP targets; and

•	Long-term gains in stockholder value: rewarded primarily through the equity incentive program.

Why Does Heska Choose to Pay Each Element of Executive Compensation?
Base salary. Base salaries are set on an annual basis (or in connection with new hires or changes in role) and are designed to reflect competitive market salaries for each position. They are also used in determining bonus targets under our MIP as discussed below.
Performance-based incentive compensation. This form of compensation is based on the achievement of predetermined financial, project, research or other designated objectives. This form of compensation is paid to reward near-term performance (i.e., no longer than the coming year) and encourage Executive Officers to optimize immediate opportunities. In recent years, the MIP has been offered to Executive Officers and other managers to provide a performance-based incentive.
Long-term equity compensation. This form of compensation is designed to encourage the achievement of superior financial results over an extended period of time and align the interests of stockholders and executive officers. It is intended to ensure that executive officers make thoughtful decisions about the Company's future and long-term prospects.
Other benefits, compensation or arrangements. Other than broad-based programs open to all employees, such as participation in our 401(k) program if over the age of 21 and employee stock purchase plan, our executive officers do not generally receive any other special perquisites or benefits. However, an Executive Officer's extraordinary performance or participation in an unanticipated endeavor may occasionally be compensated with additional cash bonuses or benefits.

Determination of Compensation Elements

In reviewing the compensation of our executive officers, the Compensation Committee reviews the nature and scope of each executive officer's responsibilities as well as his or her effectiveness in that role and in supporting the Company's long-term goals. Heska's Board of Directors (the "Board") formally evaluates the Chief Executive Officer (our "CEO"). With regard to our other executive officers, our CEO communicates his view of the performance of such other executive officers to the Compensation Committee and makes recommendations regarding salary, incentive-based performance compensation and long-term compensation grants for the Compensation Committee's consideration. The Company has a review system it uses to evaluate its employees, including executive officers, which the CEO may consider, potentially along with other information, such as third-party interviews of Company employees who interact with the Company's executive officers. In the past several years, the employee responsible for Human Resources has compiled and/or presented data discussed below for the Compensation Committee's consideration when setting the different compensation elements.

The Compensation Committee has considered it appropriate, and in the best interests of Heska's stockholders, to endeavor to set our overall target executive officer compensation near the mid-point of the range of companies in the comparison group it reviews. The Compensation Committee also reviews the relative mix of compensation paid by these companies as a guideline. Nevertheless, the Compensation Committee reviews all relevant information and makes a case-by-case determination relying on its collective judgment and experience when determining overall compensation form and values for each executive officer.

The Compensation Committee engaged Korn Ferry, an outside compensation consultant in 2019 regarding Executive Compensation matters. The Compensation Committee viewed Korn Ferry as an advisor only, and the Compensation Committee retained the discretion to implement or not implement Korn Ferry’s suggestions. Other than services related to director compensation and executive compensation, Korn Ferry did not provide any other services to the Company.

The Compensation Committee considers compensation data from companies in medical, biotechnology and general industry groups that have similar revenues, veterinary focus and/or are in a similar stage of development to Heska. In 2019, the Compensation Committee, with the assistance of Korn Ferry, reviewed compensation data for the following companies as part of its review of executive compensation: Alphatec Holdings, AtriCure, Cardiovascular Systems, CryoLife Mackin, Cutera Reinstein, Glaukos Corp., IntriCon Corp., LeMaitre Vascular, Meridian Bioscience, Natus Medical, OraSure Technologies, Orthofix Medical, PetIQ, Surmodics and Trupanion (the “Comparable Companies”).
Base Salary
The Compensation Committee reviews each executive officer's base salary annually. When reviewing base salaries, the Compensation Committee considers compensation data from the Comparable Companies. Consideration is also given to prior performance, relevant experience, level of responsibility, and skills and abilities of each executive officer. Similar positions are grouped to ensure both internal equity and external equity. Base salary levels for our named executive officers remained unchanged during 2019, except for Ms. Grassman, whose base salary was increased from $210,000 to $290,000 in June of 2019 in connection with her promotion to Executive Vice President, Chief Financial Officer.

Named Executive Officer	Annual Base Salary (as of 12/31/2019)
Kevin S. Wilson	$600,000
Catherine I. Grassman	$290,000
Jason A. Napolitano	$350,000
Steven M. Eyl	$300,000
Nancy Wisnewski, Ph.D.	$300,000

Performance-Based Incentive Compensation

Each year the Compensation Committee determines whether to implement an annual incentive program under our stockholder approved, Amended and Restated Management Incentive Plan Master Document (the "Master Document"). For any given year, a MIP may be implemented by the Compensation Committee approving four parameters: 1) the Category Percentages - the percent of salary, based on job category, that determines an individual's targeted bonus compensation, 2) the Plan Allocation - a guideline in determining the MIP Payout to an individual, such as the relative weighting of company-wide and individual performance, 3) the Key Parameters on which the MIP Payouts are to be based and 4) the Payout Structure by which MIP funding is accrued. Our CEO will generally make recommendations to the Compensation Committee regarding MIP Payouts for other MIP Plan participants (including the other executive officers); however, all awards under the MIP Plan are at the discretion of the Compensation Committee.

After reviewing the Company’s expected 2019 performance and discussing the impact of the Company’s 2019 strategic initiatives on a potential MIP, the Compensation Committee decided not to implement a 2019 MIP.

Long-Term Equity Compensation.

The Compensation Committee is responsible for determining the number and terms of long-term equity compensation granted to executive officers, taking into account such factors as individual and Company performance, policies regarding cash compensation and practices of Comparable Companies.

Beginning in 2017, the Compensation Committee moved away from its historical policy of annual long-term compensation grants, shifting toward a more targeted approach of less frequent, but larger grants of long-term compensation awards to the Company’s executive officers.

2019 Chief Financial Officer Grants

In June of 2019, in connection with her promotion to Chief Financial Officer, the Committee approved grants of 10,000 stock options, 1,813 time vesting shares and 12,687 performance shares to Ms. Grassman. Two-thirds of the options vest on June 1, 2020 and the remaining one-third vest on March 7, 2021. The options have a 10-year term and were set with an exercise price of $70.10 per share, the closing price of our common stock on the date of grant. The stock options will provide a return to Ms. Grassman only to the extent that they vest and only if Heska's market price per share appreciates over the option term. The time vesting shares will vest on the second and third anniversary of the date of grant in equal installments. The first tranche of performance shares granted to Ms. Grassman vest on or after the fourth anniversary of the grant date, but only if our common stock has achieved on or before March 31, 2025, a trailing 20 trading-day average closing price on the NASDAQ Stock Market of $131.00 per share. The second and third tranche vest only upon certain company financial objectives are met. The fourth tranche will vest only if our common stock outperforms the S&P 500 from the date of grant through two subsequent grant date anniversaries. We believe that these equity awards help both to retain qualified employees and to motivate them to achieve long-term increases in stock value, providing continuing benefits to the Company and its stockholders beyond those in the year of grant.

Other Benefits, Compensation or Arrangements

The "All Other Compensation" amount shown in the "Summary Compensation Table" below represents matching contributions made for each of our Named Executive Officers under our (i) 401(k) plan which is open to all employees of the Company over 21 years of age, (ii) life insurance and short term disability premiums which are open to all employees, and (iii) a supplemental long-term disability benefit program which provides additional coverage to director-level employees of the Company.

Clawback Policies

We maintain an incentive recoupment and clawback policy that allows us to recover any amounts paid or shares granted under our incentive programs. We include these provisions in our Stock Incentive Plan, Restricted Stock Grant Agreements, Stock Incentive Plan Option Agreements and various Employment Agreements. Under the terms of these agreements, we will be entitled to recover any common shares acquired under vested or exercised equity awards or the economic value of previously sold common shares from such awards.

Employment Agreements

March 2018 Wilson Employment Agreement

On March 7, 2018, the Company entered into an employment agreement with Mr. Wilson, the Company's Chief Executive Officer and President, which superseded and terminated Mr. Wilson's existing employment agreement that was set to expire by its terms on March 26, 2018. Under the new employment agreement, Mr. Wilson's employment term is to expire on December 31, 2021, and he is to continue to serve as the Company's Chief Executive Officer and President at an annual base salary of $600,000. The Board also agreed to nominate Mr. Wilson for election to the Board at each stockholder meeting when Mr. Wilson is up for election during the term of the agreement. The next such election is expected to occur in 2020. Mr.

Wilson remains eligible to participate in the Company's MIP, or such other bonus programs as established by the Compensation Committee, at a target bonus of 20% of his base salary then in effect.

Mr. Wilson is to devote all of his business efforts and time as well as other such attention, skills, time and business efforts to the Company as are necessary to responsibly act as Chief Executive Officer and President; provided, however, that Mr. Wilson may perform part-time management activities for Cuattro, LLC, Cuattro Software, LLC, and Cuattro Medical, LLC, as long as such services do not adversely affect Mr. Wilson's obligations to the Company. Under the agreement, Mr. Wilson is also eligible to participate in the benefit programs, such as the Company's 401(k) plan, generally available to the Company's executive officers.

Should Mr. Wilson resign for good reason or be terminated without cause (other than in connection with a change of control) or be terminated due to Mr. Wilson's death or disability, (i) he is entitled to a payment of an amount equal to 12 months of base salary, and (ii) all vesting of outstanding equity awards will terminate immediately, provided that if his employment is terminated (A) at least one year following a grant date due to death or disability, any remaining unvested equity awards will vest, and (B) if within one year after any such termination without cause or for good reason the Company achieves one or more of the performance criteria for vesting, then any equity awards that would otherwise have vested by virtue of the achievement shall be deemed to vest on the applicable vesting date as if such employment had not terminated. Should Mr. Wilson resign for good reason or be terminated without cause in connection with a change of control of the Company, he is entitled to (i) a payment of an amount equal to 12 months of base salary, and (ii) the vesting of all then unvested equity awards. The shares of common stock subject to 2018 performance-based performance share and stock option awards issued pursuant to Mr. Wilson’s employment agreement are also subject to a three year claw back by the Company after vesting in the event of a financial statement restatement. The agreement also provides for a 12 month noncompetition and non-solicitation period following termination of employment.

Employment Agreements with other Named Executive Officers

All of our Named Executive Officers were subject to employment agreements in 2019. The employment agreements generally provide for the executive’s annual base salary, MIP participation, and benefits eligibility. These employment agreements also provide for severance on continued annual base salary and medical benefits for a given period and immediate vesting of unvested options under certain termination scenarios. The Compensation Committee has concluded that the payments and benefits set forth in these employment agreements are fairly standard and consistent with the payments and benefits provided to executives at other Comparable Companies. These employment contracts are intended to provide the Named Executive Officers with protections appropriate for, and in line with, those received by comparable executives at companies similar to Heska. Periodically, we review these agreements versus market benchmarks.

In connection with her promotion to Chief Financial Officer, the Company amended Ms. Grassman’s employment agreement on June 1, 2019. Under the employment agreement, as amended, Ms. Grassman's employment term is thirty-six months from June 1, 2019, with automatic one year extensions after the original expiration date in the absence of notice to the contrary at least 120 days prior to expiration. The agreement, as amended, further provides that Ms. Grassman serves as the Executive Vice President, Chief Financial Officer at an annual base salary of $290,000, and she is eligible to participate in the Company's MIP. Under the agreement, she is also eligible to participate in the benefits offered to other executives of the Company. Should Ms. Grassman's employment be terminated without cause or good reason (other than in connection with a change of control) or be terminated due to Ms. Grassman's death or disability, on or before June 1, 2022, she is entitled to a payment of an amount equal to 12 months of base salary. Should Ms. Grassman for good reason or be terminated without cause in connection with a change of control of the Company, she is entitled to a payment of an amount equal to 12 months of base salary. The agreement also provides for a 12 month noncompetition and a 12 month non-solicitation period following termination of employment.

Compensation and Risk

The Compensation Committee has assessed our employee compensation programs and does not believe our compensation policies for our executive officers, our sales force or our other employees are reasonably likely to have a material adverse effect on our Company. We generally pay our sales force commissions based on sales volume and other targets, which we believe is typical in our industry.

Compensation Tax Deductibility

The Compensation Committee is also sensitive to, and tries to optimize, tax implications. This includes the impact of federal tax laws on our compensation programs, including the deductibility of compensation paid to the Named Executive Officers, as limited by Section 162(m) of the Code. For prior fiscal years, Section 162(m) included an exception from the deductibility limitation for qualified “performance-based compensation.” This exception, however, has been repealed for tax years beginning in fiscal year 2019 under the Tax Cuts and Jobs Act. As such, compensation paid to certain of our executive officers in excess of $1.0 million is not deductible unless it qualifies for certain transition relief applicable for compensation paid pursuant to a written binding contract that was in effect as of November 2, 2017. In addition, the Tax Cuts and Jobs Act increased the scope of individuals subject to the deduction limitation. Thus, compensation originally intended to satisfy the requirements for exemption from Section 162(m) may not be fully deductible. Although our compensation program may take into consideration the Section 162(m) rules as a factor, these considerations will not necessarily limit compensation to amounts deductible under Section 162(m). In summary, as Heska Corporation continues to evolve, Heska's Executive Compensation is evolving. The Compensation Committee endeavors to find the proper level and balance of base salary, performance-based incentive compensation, long-term equity incentive compensation and other forms of compensation.

Executive Officer Stock Ownership Guidelines

Effective December 19, 2018, following the recommendation of our Corporate Governance Committee, our Board voted to adopt Stock Ownership Guidelines for Executive Officers. Under the guidelines, Chief Executive Officer is to hold a number of shares of common stock at least equal in value to five times (5x) the Officer's Base Salary. Under the guidelines, the other Executive Officers are to hold a number of shares of common stock at least equal in value to one and a half times (1.5x) their Base Salary. Officers have three (3) years from the later date of (i) their respective hire dates and (ii) December 19, 2018 to achieve these ownership guidelines. Until an officer achieves the target guideline, he or she is expected to retain 50% of the net shares received upon exercise, vesting or earn-out from awards under our equity incentive plans.

For purposes of Heska’s stock ownership guidelines, an Executive Officer’s stock ownership shall include all shares of Heska’s common stock owned outright by the Executive Officer, shares owned jointly by Executive Officer and his or her spouse and any shares held in trust for the benefit of the Executive Officer and/or his or her family members. Shares of unvested restricted common stock count toward compliance but other unvested awards do not.

Compliance with these guidelines will be determined annually by the Compensation Committee.

Historical and Summary Compensation Tables

The following table sets forth compensation for services rendered in all capacities to us during 2017, 2018 and 2019 by our named executive officers (the "Named Executive Officers"). The following table represents compensation recognized for financial reporting purposes for each of the Named Executive Officers in a given year. The "Stock Awards" column lists the cost of restricted stock granted to each of the Named Executive Officers recognized for financial reporting purposes. The "Option Awards" column lists the cost of options granted to each of the Named Executive Officers recognized for financial reporting purposes. In general, restricted stock and stock options are valued at the time of grant with the corresponding cost amortized ratably over the corresponding option vesting period.
Historical Compensation Table

Name and Principal Position		Salary ($) (1)	Bonus ($)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($) (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (6)	Total ($)
Kevin S. Wilson Chief Executive Officer and President	2019 2018 2017	600,000 600,000 302,083	— — —	429,930 1,105,772 153,398	266,660 218,442 14,661	— — —	— — —	9,296 8,840 7,555	1,305,886 1,933,054 477,697
Jason A. Napolitano (7) Former Executive Vice President, Chief Strategy Officer	2019 2018 2017	350,000 350,000 350,000	— — —	161,527 156,133 103,333	338,249 329,979 195,518	— — —	— — —	11,546 9,381 7,896	861,322 845,493 656,747
Steven M. Eyl (8) Executive Vice President, Global Sales and Marketing	2019 2018 2017	300,000 300,000 300,000	— — —	161,527 134,606 43,749	319,435 303,548 169,120	— — —	— — —	10,341 9,648 9,488	791,303 747,802 522,358
Nancy Wisnewski Ph.D. (9) Executive Vice President, Chief Operating Officer	2019 2018 2017	300,000 300,000 300,000	— — —	161,527 152,835 87,499	286,522 268,073 132,064	— — —	— — —	11,216 9,891 8,482	759,265 730,798 528,045
Catherine I. Grassman (10) Executive Vice President, Chief Financial Officer	2019 2018 2017	256,767 210,000 172,216	— — —	139,584 56,565 —	216,049 72,814 —	— — —	— — —	9,743 8,444 3,727	622,143 347,823 175,943

The following table sets forth compensation for services rendered in all capacities to us during 2017, 2018 and 2019 by Kevin S. Wilson, who served as our Chief Executive Officer throughout 2019, Catherine I. Grassman, who served as our Chief Financial Officer throughout 2019 and our three other most highly compensated Executive Officers for the fiscal year ended December 31, 2019 (the "Named Executive Officers"). The following table sets forth compensation for services rendered in all capacities to us during 2017, 2018 and 2019 by the Named Executive Officers for the fiscal year ended December 31, 2019. The following table contains the same information as above with the exception of the columns entitled "Stock Awards" and "Option Awards." "Stock Awards" in the following table represent the grant day value for all stock grants for a given individual in a given year rather than the cost of stock grants for such individual recognized in such year for financial reporting purposes. "Option Awards" in the following table represent the grant date option value for all stock options granted to a given individual in a given year rather than the cost of stock option grants for such individual recognized in such year for financial reporting purposes.

Summary Compensation Table

Name and Principal Position		Salary ($) (1)	Bonus ($)	Stock Awards ($)(3)(4)	Option Awards ($)(3)(4)	Non-Equity Incentive Plan Compensation ($) (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (6)	Total ($)
Kevin S. Wilson Chief Executive Officer and President	2019 2018 2017	600,000 600,000 302,083	— — —	— 3,344,700 3,658,838	— 800,712 —	— — —	— — —	9,296 8,840 7,555	609,296 4,754,252 3,968,476
Jason A. Napolitano (7) Former Executive Vice President, Chief Strategy Officer	2019 2018 2017	350,000 350,000 350,000	— — —	— 1,614,711 —	— 533,808 —	— — —	— — —	11,546 9,381 7,896	361,546 2,507,899 357,896
Steven M. Eyl (8) Executive Vice President, Global Sales and Marketing	2019 2018 2017	300,000 300,000 300,000	— — —	— 1,614,711 —	— 533,808 —	— — —	— — —	10,341 9,648 9,488	310,341 2,458,166 309,488
Nancy Wisnewski Ph.D. (9) Executive Vice President, Chief Operating Officer	2019 2018 2017	300,000 300,000 300,000	— — —	— 1,614,711 —	— 533,808 —	— — —	— — —	11,216 9,891 8,482	311,216 2,458,410 308,482
Catherine I. Grassman (10) Executive Vice President, Chief Financial Officer	2019 2018 2017	256,767 210,000 172,216	— — —	946,366 678,154 —	255,313 266,904 —	— — —	— — —	9,743 8,444 3,727	1,468,189 1,163,502 175,943

(1)	Salary includes amounts, if any, deferred pursuant to 401(k) arrangements.

(2)	Represents cost recognized in each year for financial reporting purposes, based on estimates determined under ASC 718.

(3)
Grant date fair value of option awards and stock awards with market conditions are based on valuation techniques required by Option Accounting Rules.  Like any estimate prepared in good faith, the underlying assumptions we use under Option Accounting Rules may vary from our actual future results.  The option valuation used for accounting and/or financial reporting purposes does not necessarily represent the value any individual recipient would place on an option award.  In addition, Option Accounting Rules prohibits some valuation techniques which may be useful in certain circumstances.  A more detailed description of our option valuation techniques and assumptions can be found in our 2019 Form 10-K in our Note 12 of the Notes to Consolidated Financial Statements.

(4)	Represents grant date fair value.

(5)	Amounts earned pursuant to cash payouts under our Management Incentive Plans. Amounts indicated are for year in which compensation was earned.

(6)	Includes life insurance premiums, short-term and long-term disability premiums and 401(k) match.

(7)
Mr. Napolitano served as our Chief Operating Officer, Chief Financial Officer, Executive Vice President and Secretary from October 1, 2015 to September 28, 2016, as our Chief Operating Officer, Chief Strategist and Secretary from September 28, 2018 to March 8, 2019, as our Chief Operating Officer and Chief Strategist from March 8, 2019 to August 29, 2019 and as our Executive Vice President, Chief Strategy Officer thereafter. Mr. Napolitano left the Company effective as of January 20, 2020.

(8)	Mr. Eyl served as our Executive Vice President, Commercial Operations from May 2013 to September 28, 2016 and as our Executive Vice President, Global Sales and Marketing thereafter.

(9)
Dr. Wisnewski served as our Executive Vice President, Product Development and Customer Service from April 2011 to September 28, 2016, as our Executive Vice President, Diagnostic Operations and Product Development from September 28, 2016 to August 29, 2019 and as our Executive Vice President, Chief Operating Officer thereafter.

(10)
Ms. Grassman served as our Director, Corporate Controller from January 30, 2017 to November 30, 2017, as our Vice President, Chief Accounting Officer and Controller from November 30, 2017 to May 6, 2019 and as our Executive Vice President, Chief Financial Officer thereafter.

Grants of Plan-Based Awards in Last Fiscal Year
The following table shows all grants of options to acquire shares of our common stock granted in the fiscal year ended December 31, 2019 to the Named Executive Officers. No Named Executive Officers, other than those described below received equity grants in 2019.
Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (1)
Catherine I. Grassman	6/1/2019	—	—	—	—	—	—	—	10,000	70.10	255,313
	6/1/2019	—	—	—	—	—	—	1,813	—	—	127,091
	6/1/2019	—	—	—	—	5,317	5,317	—	—	—	372,722
	6/1/2019	—	—	—	—	4,531	4,531	—	—	—	317,623
	6/1/2019	—	—	—	—	503	906	—	—	—	35,260
	6/1/2019	—	—	—	—	1,337	1,933	—	—	—	93,670

(1)	Reflects performance based awards at Target.

Outstanding Equity Awards at Fiscal Year-End

The following table shows unexercised stock options and stock awards held at the end of fiscal year ended December 31, 2019 by the executive officers named in the Summary Compensation Table.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kevin S. Wilson	11,000	—	—	8.35	2/23/2023	—	—	28,125 (5)	2,698,313
	25,000	—	—	7.36	11/20/2023	—	—	16,875 (6)	1,618,988
	10,000	20,000 (3)	—	69.77	3/6/2028	—	—	12,000 (7)	1,151,280
	—	—	—	—	—	—	—	33,000 (8)	3,166,020
Jason A. Napolitano	3,438	3,750	—	72.85	12/28/2026	—	—	3,126 (9)	299,908
	2,995	—	—	39.76	12/28/2025	—	—	9,165 (8)	879,290
	6,667	13,333 (3)	—	69.77	3/6/2028	—	—	7,813 (10)	749,579
	—	—	—	—	—	—	—	1,562 (11)	149,858
	—	—	—	—	—	—	—	3,334 (7)	319,864
Steven M. Eyl	5,313	3,750	—	72.85	12/28/2026	—	—	3,126 (9)	299,908
	4,959	—	—	39.76	12/28/2025	—	—	9,165 (8)	879,290
	1,146	—	—	18.13	12/30/2024	—	—	7,813 (10)	749,579
	6,667	13,333 (3)	—	69.77	3/6/2028	—	—	1,562 (11)	149,858
	—	—	—	—	—	—	—	3,334 (7)	319,864
Nancy Wisnewski, Ph.D.	8,550	2,850	—	72.85	12/28/2026	—	—	3,126 (9)	299,908
	11,000	—	—	39.76	12/28/2025	—	—	9,165 (8)	879,290
	11,000	—	—	18.13	12/30/2024	—	—	7,813 (10)	749,579
	18,000	—	—	7.36	11/20/2023	—	—	1,562 (11)	149,858
	10,000	—	—	8.55	12/18/2022	—	—	3,334 (7)	319,864
	10,000	—	—	6.90	12/11/2021	—	—	—	—
	7,500	—	—	6.76	5/1/2021	—	—	—	—
	6,000	—	—	4.96	12/30/2020	—	—	—	—
	6,667	13,333 (3)	—	69.77	3/6/2028	—	—	—	—
Catherine I. Grassman	3,334	6,666 (3)	—	69.77	3/6/2028	—	—	1,314 (9)	126,065
	—	10,000 (4)	—	70.10	5/31/2029	—	—	3,849 (8)	369,273
	—	—	—	—	—	—	—	3,280 (10)	314,683
	—	—	—	—	—	—	—	656 (11)	62,937
	—	—	—	—	—	—	—	1,401 (7)	134,412
	—	—	—	—	—	—	—	5,317 (8)	510,113
	—	—	—	—	—	—	—	4,531(10)	434,704
	—	—	—	—	—	—	—	906 (14)	86,922
	—	—	—	—	—	1,813 (13)	173,939	—	—
	—	—	—	—	—	—	—	1,933 (12)	185,452

(1)
Unless otherwise noted, all unexercisable options are to vest and become exercisable in equal monthly amounts until the final monthly vesting date, when all options will be vested and exercisable, which is to occur one day following the day six years prior to the listed option expiration date.

(2)	Options are subject to earlier termination in certain events related to termination of service.

(3)	To vest in three equal annual tranches, the last of which is to occur one day following the day seven years prior to the listed option expiration date.

(4)	To vest in two tranches, 6,667 shares on June 1, 2020 and 3,333 shares on March 7, 2021.

(5)
To vest in three equal tranches upon the Company achieving fiscal year Operating Income results of $25 million, $30 million and $35 million and which may vest no sooner than the later of: (i) the date occurring in calendar year 2022 that the Company’s independent registered public accountants issue their financial report for the preceding fiscal year and (ii) the date the Company’s independent registered public accountants issue their financial report for the preceding fiscal year in which the proposed vesting result has been achieved, subject to other vesting provisions in the related restricted stock grant agreement.

(6)
To vest in three equal tranches upon the Company’s stock price achieving a trailing 20-day average price of $110, $125 and $150, subject to other vesting provisions in the related restricted stock grant agreement.

(7)
To vest in tranches of approximately 57% and 43% of total if the Company’s stock price outperforms the S&P 500 index for the period from March 7, 2018 to March 7, 2020 and from March 7, 2018 to March 7, 2022, respectively, subject to other vesting provisions in the related restricted stock grant agreement.

(8)
To vest in four equal tranches upon the Company achieving fiscal year Revenue results of $170 million, $200 million, $230 million and $260 million and which is to vest no sooner than the later of (i) March 7, 2022 with the exception of the $200 million revenue target, which may vest as of March 7, 2021 and (ii) the date the Company’s independent registered public accountants issue their financial report for the preceding fiscal year in which the proposed vesting result has been achieved, subject to other vesting provisions in the related restricted stock grant agreement.

(9)	Represents shares for which the market-based performance condition has been met, half of which are to vest on March 7, 2020 and half of which are to vest on March 7, 2021.

(10)
To vest in three equal tranches upon the Company achieving fiscal year Operating Income results of $25 million, $30 million and $35 million and which is to vest on the date the Company’s independent registered public accountants issue their financial report for the preceding fiscal year in which the proposed vesting result has been achieved, subject to other vesting provisions in the related restricted stock grant agreement.

(11)	To vest upon the Company’s stock price achieving a trailing 20-day average price of $122.10, subject to other vesting provisions in the related restricted stock grant agreement.

(12)
To vest in tranches, 1,401 shares, if the Company’s stock price outperforms the S&P 500 index for the period from March 7, 2018 to March 7, 2020 and from March 7, 2018 to March 7, 2022; 1,933 shares, if the Company’s stock price outperforms the S&P 500 index for the period from June 1, 2019 to June 1, 2020 and from June 1, 2019 to June 1, 2022. All shares, respectively, subject to other vesting provisions in the related restricted stock grant agreement.

(13)
Represents 1,813 shares that time vest, 907 shares of which are to vest on June 1, 2021 and 906 shares of which are to vest on June 1, 2022, subject to other vesting provisions in the related restricted stock grant agreement.

(14)
Represents 906 shares that will vest upon the Company's stock price achieving a trailing 20-day average price of $131.00, subject ot other vesting provisions in the related restricted stock grant agreement.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
The following table shows aggregate exercises of options to purchase our common stock and vesting of shares in the fiscal year ended December 31, 2019 for each of the Named Executive Officers.
Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)
Kevin S. Wilson	—	—	—	—
Jason A. Napolitano	115,817	9,210,168	—	—
Steven M. Eyl	—	—	—	—
Nancy Wisnewski, Ph.D.	7,000	511,060	—	—
Catherine I. Grassman	—	—	—	—

The closing market price per share of our stock at our fiscal year-end on December 31, 2019 was $95.94.

Potential Payments Upon Termination or Change-in-Control

The following table summarizes the potential payments and benefits payable to each of the Named Executive Officers upon termination of employment or in connection with a change-in-control under each situation listed below, assuming, in each situation, that our Named Executive Officers were terminated on December 31, 2019 as determined under the terms of our plans and arrangements as in effect on December 31, 2019.

Payments Upon Termination (Without a Change-in-Control). Pursuant to an employment agreement in effect on December 31, 2019 with each of Mr. Wilson, Mr. Eyl, Dr. Wisnewski and Ms. Grassman, in the event that he or she is involuntarily terminated, he or she is entitled to receive amounts earned during his or her term of employment. Such amounts include: base salary and the cost of health insurance premiums as set forth in the table below.

Payments Upon Change-in-Control. Pursuant to an employment agreement in effect on December 31, 2019 with each of Mr. Wilson, Mr. Eyl, Dr. Wisnewski and Ms. Grassman, in the event he or she is terminated in connection with a change-in-control he or she is entitled to receive amounts earned during the term of his or her employment. Such amounts include: base salary and the cost of health insurance premiums as set forth in the table below. In addition, as provided in the underlying plan documents, all MIP Participants, including Executive Officers, are entitled to a prorated target MIP Payout upon a change-in-control and stock options issued to an employee under our standard stock option agreement for both our Stock Plan and our 2003 Equity Incentive Plan, which applies to all options held by our Executive Officers, are to vest in full if the employee, including any such employee who is an Executive Officer, is terminated in connection with a change-in-control, as defined. Our Performance Grants vest upon a change-in-control, as defined.

Payments Upon Death or Disability. In the event of death or disability, Mr. Wilson, Mr. Eyl, Dr. Wisnewski and Ms. Grassman are each entitled to receive the death benefits under our life insurance plan or the disability benefits under our disability plan, as appropriate, as set forth below. Mr. Wilson, Mr. Eyl and Ms. Grassman are entitled to certain payments and certain medical benefits in the case of death or disability under their respective employment contracts. In addition, as provided in the underlying Master Document, an MIP Participant who dies, including an Executive Officer, is entitled to a prorated MIP Payout to his or her designated beneficiary, and stock options issued to an employee under our standard stock option agreement for both our Stock Plan and our 2003 Equity Incentive Plan, which applies to all options held by our Executive Officers, are to vest in full if the employee, including any such employee who is an Executive Officer, dies.

The Company and Mr. Napolitano entered into a Separation and Release Agreement pursuant to which (i) Mr. Napolitano agreed, among other things, to execute a customary release of claims in favor of the Company, and (ii) the Company agreed to pay a lump sum severance to Mr. Napolitano of $500,000.

Potential Payments Upon Termination or Change-in-Control (1)

Executive Benefits and Payments Upon Termination	Voluntary Termination or Termination for Cause ($)	Involuntary Termination Not for Cause Other Than in Connection With a Change-in-Control ($)	Involuntary Termination Not for Cause in Connection With a Change-in-Control ($)	Death ($)	Disability ($)
Kevin S. Wilson Base Salary Bonus (2) Medical continuation Death benefits Monthly disability benefits Value of accelerated stock options Value of accelerated stock awards	— — — — — — —	600,000 — 22,536 — — — —	600,000 — 22,536 — — 523,400 8,634,600	600,000 — 22,536 300,000 — 523,400 —	600,000 — 22,536 — 8,000 523,400 —
Steven M. Eyl Base Salary Bonus (2) Medical continuation Death benefits Monthly disability benefits Value of accelerated stock options (3) Value of accelerated stock awards	— — — — — — —	150,000 — 11,268 — — — —	300,000 — 22,536 — — 435,512 2,398,500	150,000 — 11,268 300,000 — 435,512 —	150,000 — 11,268 — 8,000 435,512 —
Nancy Wisnewski, Ph.D. Base Salary Bonus (2) Medical continuation Death benefits Monthly disability benefits Value of accelerated stock options (3) Value of accelerated stock awards	— — — — — — —	150,000 — 3,719 — — — —	300,000 — 7,438 — — 414,731 2,398,500	— — — 300,000 — 414,731 —	— — — — 8,000 414,731 —
Catherine I. Grassman Base Salary Bonus (2) Medical continuation Death benefits Monthly disability benefits Value of accelerated stock options (3) Value of accelerated stock awards	— — — — — — —	145,000 — 6,396 — — — —	290,000 — 12,792 — — 432,849 2,398,500	145,000 — 6,396 300,000 — 432,849 —	145,000 — 6,396 — 8,000 432,849 —

(1)	Based on 2019 salary and cost information.

(2)	As this table contemplates change-in-control, death or disability at year end, we assume all MIP Payouts would have been zero, consistent with the Company's approach to not implement a 2019 MIP.

(3)
Calculated based on December 31, 2019 closing price of $95.94 per share less strike price of each accelerated stock option with a strike price less than $95.94.  Stock Options issued to any employee under our standard stock option agreement for both our Stock Plan and our 2003 Equity Incentive Plan will vest in full if the employee, including any such employee who is an Executive Officer, is terminated in connection with a change-in-control, as defined.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Bonnie J. Trowbridge, Chair
Mark F. Furlong
Sharon J. Larson

March 2, 2020

PAY RATIO DISCLOSURE
Under Item 402(u) of Regulation S-K, we are required to disclose certain information regarding the ratio of the annual total compensation of our Chief Executive Officer and to that of our median compensated employee (the "Ratio Disclosure"). We determined our median compensated employee by reviewing the total cash compensation for all of our employees as of December 31, 2019, excluding the 4 and 7 non-United States employees of our Australian and Swiss subsidiaries, respectively, who represented less than 3% of our total 386 employees as of such date, as well as our Chief Executive Officer. Using this data, we identified our median compensated employee (the “Median Employee”).

The Ratio Disclosure ratio of total compensation for the year ended December 31, 2019 for our Median Employee to that of our Chief Executive Officer was 1:12.5. We calculated total compensation in the manner described in the "Summary Compensation Table" above for the Median Employee and determined total compensation for the year ended December 31, 2019 for our Median Employee to be $48,933. Using the same approach, total compensation for the year ended December 31, 2019 for our Chief Executive Officer is $609,296 as further described in our "Summary Compensation Table" above.

AUDITOR FEES AND SERVICES
Plante Moran was our independent registered public accounting firm during fiscal 2019. Plante Moran combined with EKS&H effective October 1, 2018. As a result EKS&H resigned as the independent registered public accounting firm for the Company and on that same day our Audit Committee appointed Plante Moran as the successor independent registered public accounting firm for the Company. EKS&H had served as our independent registered public accounting firm since March 31, 2006. The following table sets forth the aggregate fees billed by Plante Moran and EKS&H to the Company for audit services rendered in connection with the consolidated financial statements and reports in 2019 and 2018, respectively, and for other services rendered during 2019 and 2018 on behalf of Heska and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services which have been billed to Heska and its subsidiaries.
Our Audit Committee has approved all of the below fees.

	2019	2018
Audit Fees (1)	$477,014	$432,734
Audit Related Fees (2)	44,344	31,724
Tax Fees	—	—
All Other Fees	—	—
Total	$521,358	$464,458

(1)
Audit fees represent fees for the audit of our annual financial statements included in our Form 10-K Annual Reports, review of financial statements included in our Form 10-Q Quarterly Reports and services that are normally provided by the independent auditors in connection with statutory and regulatory filings including review of proxy statements and consents for historical audit opinions.

(2)
Audit related fees are fees for the assurance and related services by the independent auditors that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under "Audit Fees."  The services for fees disclosed under this category include the annual audit of our 401(k) Retirement Plan.

Pre-Approval Policy. Our Audit Committee pre-approves all auditing services and non-audit services not prohibited by law to be performed by our independent registered public accounting firm. Our Audit Committee also pre-approves all associated fees, except for de minimis amounts for non-audit services, which are approved by our Audit Committee prior to the completion of the audit.

Change in Independent Registered Public Accounting Firm

As previously disclosed in our Current Report on Form 8-K (the “Form 8-K”) filed with the Commission on October 4, 2018, EKS&H LLLP (“EKS&H”), our former independent registered public accounting firm, combined with Plante & Moran, PLLC (“Plante Moran”) on October 1, 2018. As a result of this transaction, on October 1, 2018, EKS&H resigned as the independent registered public accounting firm for the Company. On that same date, the Company’s audit committee approved the engagement and appointment of Plante Moran to be the new independent registered public accounting firm for the Company for the Company's fiscal year ending December 31, 2018.

The audit reports of EKS&H on the Company’s financial statements for the years ended December 31, 2017 and 2016 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years ended December 31, 2017 and 2016 and through the subsequent interim period preceding EKS&H’s resignation, there were no disagreements between the Company and EKS&H on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of EKS&H would have caused them to make reference thereto in their reports on the Company’s financial statements for such years. During the two most recent fiscal years ended December 31, 2017 and 2016 and through the subsequent interim period preceding EKS&H’s resignation, there were no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

During the two most recent fiscal years ended December 31, 2017 and 2016 and through the subsequent interim period preceding Plante Moran’s engagement, the Company did not consult with Plante Moran on either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and Plante Moran did not provide either a written report or oral advice to the Company that Plante Moran concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided EKS&H with a copy of the disclosures in the Form 8-K and requested that EKS&H furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the Company’s statements in the Form 8-K and, if not, stating the respects in which it does not agree. A copy of the letter dated October 4, 2018 is filed as Exhibit 16.1 to the Form 8-K and is incorporated by reference herein.

REPORT OF OUR AUDIT COMMITTEE

The ultimate responsibility for good corporate governance rests with Heska Corporation's Board of Directors (the "Board"), whose primary roles are oversight, counseling and direction to Heska Corporation's management in the best long-term interests of Heska Corporation ("Heska" or the "Company") and its stockholders. The Audit Committee of the Board (the "Audit Committee") has been established for the purpose of overseeing the accounting, internal controls and financial reporting processes of the Company and audits of Heska's financial statements.
The Audit Committee operates under a written charter, a copy of which is available on Heska's website at www.heska.com. As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its oversight and monitoring of Heska's financial reporting, internal controls and audit function. Management is responsible for the preparation, presentation and integrity of Heska's financial statements; accounting and financial reporting principles; internal controls; and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Audit Committee has hired an independent registered public accounting firm, who is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards. In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee has ultimate authority and responsibility to select, direct, compensate, evaluate and, when appropriate, replace Heska's independent registered public accounting firm.
The Audit Committee members are not functioning as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is "independent" under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management on the basis of the information it receives, discussions with management and the independent registered public accounting firm, and the experience of the Audit Committee's members in business, financial and accounting matters. The Audit Committee has the authority to engage its own outside advisers, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management.
Throughout the 2019 fiscal year, we met and held discussions with management and Plante Moran. Management represented to us that Heska's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and we have reviewed and discussed the consolidated financial statements with management and Plante Moran. In Audit Committee meetings with Plante Moran, we discussed matters as required to be discussed by applicable auditing standards of the Public Company Accounting Oversight Board or the Commission, as amended or supplemented, covering required communications with audit committees. Our review included a discussion with management of the quality, not merely the acceptability, of Heska's accounting principles, the reasonableness of significant estimates and judgments and the disclosure in Heska's consolidated financial statements.
We received from Plante Moran the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and discussed with Plante Moran its independence. In reliance on the reviews and discussions noted above, and the report of the independent registered public accounting firm, we recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2019, and be filed with the Commission.
Overall audit fees and related expenses did not significantly increase in 2019 as compared to 2018.

Submitted by the Audit Committee of Heska's Board of Directors:

Mark F. Furlong, Chair
Scott W. Humphrey
Bonnie J. Trowbridge

February 28, 2020

ANNUAL REPORT ON FORM 10-K
The Company is providing a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including the financial statements and the financial statement schedules included therein, as a part of these proxy materials. The exhibits to the Annual Report on Form 10-K are available upon payment of charges that approximate the cost of reproduction. Copies are available to stockholders upon written request to the Company at: Heska Corporation, Attn: Secretary, 3760 Rocky Mountain Avenue, Loveland, Colorado 80538; telephone: (970) 493-7272.
If you would like to request documents from the Company, please do so by March 25, 2020 to receive timely delivery of the documents in advance of the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS
Eleanor F. Baker
Vice President, General Counsel
and Secretary
Heska Corporation

A copy of this proxy statement requested in relation to the April 8, 2020 Annual Meeting of our stockholders is available without charge upon written request to: Morrow Sodali LLC, 470 West Ave., Stamford, CT 06902. Stockholders may call Morrow Sodali at 1-800-662-5200 and brokers and banks may call Morrow Sodali at 1-203-658-9400.

APPENDIX A

CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED,
OF
HESKA CORPORATION

Heska Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify:

1.
This Certificate of Amendment to the Corporation’s Restated Certificate of Incorporation, as amended (the "Certificate"), has been duly adopted in accordance with the provisions of Section 242 of the DGCL.

2.
This Certificate of Amendment to the Certificate amends Article IV of the Certificate by deleting the existing Paragraph A of Article IV in its entirety and substituting therefore a new Paragraph A of Article IV, to read in its entirety as follows:

Authorized Stock. The total authorized stock of the Corporation, which shall be an aggregate of 29,000,000 shares, shall consist of three classes: (i) a first class consisting of 13,250,000 shares of Traditional Common Stock having a par value of $0.01 per share (the "Original Common Stock"); (ii) a second class consisting of 13,250,000 shares of Public Common Stock having a par value of $0.01 per share (the "Common Stock" or "NOL Restricted Common Stock" and, together with the Original Common Stock, the "Common Stock Securities"); and (iii) a third class consisting of 2,500,000 shares of Preferred Stock having a par value of $0.01 per share (the "Preferred Stock").

3.	This Certificate of Amendment to the Certificate shall become effective at the time this Certificate of Amendment to the Certificate is filed with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate to be executed by a duly authorized officer on this [•]day of [•], 2020.

Heska Corporation

By:
Name:
Title:

A-1

APPENDIX B

HESKA CORPORATION
2020 EMPLOYEE STOCK PURCHASE PLAN

1.	Purpose.
The purpose of the 2020 Employee Stock Purchase Plan (the “Plan”) is to provide an opportunity for Employees of Heska Corporation, a Delaware corporation (the “Company”) and its Participating Subsidiaries to purchase Common Stock and thereby to have an additional incentive to contribute to the prosperity of the Company. It is the intention of the Company that the Plan (excluding any sub-plans thereof except as expressly provided in the terms of such sub-plan) qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code, and the Plan shall be administered in accordance with this intent.

2.	Definitions

(a) “Applicable Law” means the legal requirements relating to the administration of an employee stock purchase plan under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, the Code, any stock exchange rules or regulations and the applicable laws of any other country or jurisdiction, as such laws, rules, regulations and requirements shall be in place from time to time.

(b)“Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issued thereunder.

(d)“Commencement Date” means, with respect to a given Offering Period, the first Trading Day during such Offering Period.

(e) “Committee” means the Compensation Committee of the Board or such other committee designated by the Board to administer this Plan, which shall consist exclusively of one or more directors of the Company.

(f) “Common Stock” means the common stock of the Company, par value $0.01 per share, or any securities into which such Common Stock may be converted.
(g)“Compensation” means the total compensation paid by the Company or a Participating Subsidiary to an Employee with respect to an Offering Period, including salary, wages, bonuses, commissions, overtime, shift differentials, pre-tax contributions made by the Employee under Section 401(k) or 125 of the Code and all or any portion of any item of compensation considered by the Committee to be part of the Employee’s regular earnings, but excluding items not considered by the Committee to be part of the Employee’s regular earnings. Items excluded from the definition of “Compensation” include but are not limited to moving or relocation allowances, car allowances, imputed income attributable to cars or life insurance, fringe benefits, contributions to employee benefit plans and similar items, and income realized as a result of participation in any stock option, restricted stock, restricted stock unit, stock purchase or similar equity plan maintained by the Company or a Participating Subsidiary. The Committee shall have the authority to determine and approve all forms of pay to be included in the definition of Compensation and may change the definition on a prospective basis.

(h) “Effective Date” means February 11th, 2020, the date on which the Plan was adopted by the Board.

(i) “Employee” means an individual classified as an employee (within the meaning of Code Section 3401(c) and the regulations thereunder) by the Company or a Participating Subsidiary on the Company’s or such Participating Subsidiary’s payroll records during the relevant participation period. Notwithstanding the foregoing, no employee of the Company or a Participating Subsidiary shall be included within the definition of “Employee” if such person’s customary employment is for less than twenty (20) hours per week or for less than five (5) months per year. Individuals classified as independent contractors, consultants or advisors are not considered “Employees.”

(j) “Enrollment Period” means, with respect to a given Offering Period, that period established by the Committee prior to the commencement of such Offering Period during which Employees may elect to participate in order to purchase Common Stock at the end of that Offering Period in accordance with the terms of this Plan.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any reference to a section of the Exchange Act shall include any successor provision of the Exchange Act.

(l) “Fair Market Value” means as of any date, the value of the Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, system or market, its Fair Market Value shall be the closing price for the Common Stock as quoted on such exchange, system or market as reported in the Wall Street Journal or such other source as the Committee deems reliable (or, if no sale of Common Stock is reported for such date, on the next preceding date on which any sale shall have been reported); and (ii) in the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Committee by the reasonable application of a reasonable valuation method, taking into account factors consistent with Treas. Reg. § 409A-1(b)(5)(iv)(B) as the Committee deems appropriate.

(m)“Offering Period” means a period of no more than twenty-seven (27) months at the end of which an option granted pursuant to the Plan shall be exercised. The Plan shall be implemented by a series of Offering Periods with terms established by the Committee in accordance with the Plan. The initial duration of an Offering Period shall be six (6) months and there shall be no overlapping Offering Periods. The duration and timing of Offering Periods may be changed or modified by the Committee as permitted by the Plan.

(n)“Offering Price” means the Fair Market Value of a share of Common Stock on the Commencement Date for a given Offering Period.

(o)“Participant” means a participant in the Plan as described in Section 5 of the Plan.

(p)“Participating Subsidiary” means a Subsidiary that has been designated by the Committee in its sole discretion as eligible to participate in the Plan with respect to its Employees.

(q)“Purchase Date” means the last Trading Day of each Offering Period.

(r) “Purchase Price” shall have the meaning set out in Section 8(b).

(s) “Securities Act” means the U.S. Securities Act of 1933, as amended, as amended from time to time, and any reference to a section of the Securities Act shall include any successor provision of the Securities Act.

(t) “Stockholder” means a record holder of shares entitled to vote such shares of Common Stock under the Company’s bylaws.

(u)“Subsidiary” means any entity treated as a corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, within the meaning of Code Section 424(f), whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(v)“Trading Day” means a day on which U.S. national stock exchanges are open for trading and the Common Stock is being publicly traded on one or more of such markets.

3.	Eligibility

(a) Any Employee of the Company or any Participating Subsidiary at the beginning of an Enrollment Period for a given Offering Period shall be eligible to participate in the Plan with respect to such Offering Period and future Offering Periods, provided that the Committee may establish administrative rules requiring that employment commence some minimum period (not to exceed 90 days) prior to an Enrollment Period to be eligible to participate with respect to the associated Offering Period. The Committee may also determine that a designated group of highly compensated Employees are ineligible to participate in the Plan so long as the excluded category fits within the definition of “highly compensated employee” in Code Section 414(q). If the Committee does not establish different rules with respect to an Offering Period, the minimum period of employment that must be completed prior to the beginning of an Enrollment Period shall be twenty (20) working days.

(b)No Employee may participate in the Plan if immediately after an option is granted the Employee owns or is considered to own (within the meaning of Code Section 424(d)) shares of Common Stock, including Common Stock which the Employee may purchase by conversion of convertible securities or under outstanding options granted by the Company or its Subsidiaries, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any of its Subsidiaries. All Employees who participate in the Plan shall have the same rights and privileges under the Plan, except for differences that may be mandated by local law and that are consistent with Code Section 423(b)(5); provided that individuals participating in a sub-plan adopted pursuant to Section 16 which is not designed to qualify under Code Section 423 need not have the same rights and privileges as Employees participating in the Code Section 423 Plan.

4.	Offering Periods.
The Plan shall be implemented by a series of Offering Periods, which shall possess terms specified by the Committee in accordance with the terms of the Plan. Offering Periods shall continue until the Plan is terminated pursuant to Section 14 hereof. Once established, the Committee shall have the authority to change the frequency and/or duration of Offering Periods (including the Commencement Dates thereof) with respect to future Offering Periods if such change is announced prior to the scheduled occurrence of the Enrollment Period for the first Offering Period to be affected thereafter.

5.	Participation.

(a) An Employee who is eligible to participate in the Plan in accordance with its terms at the beginning of an Enrollment Period for an Offering Period and elects to participate in such Offering Period shall automatically receive an option in accordance with Section 8(a). Such an Employee shall become a Participant by completing and submitting, on or before the date prescribed by the Committee with respect to a given Offering Period, a completed payroll deduction authorization and Plan enrollment form provided by the Company or its Participating Subsidiaries or by following an electronic or other enrollment process as prescribed by the Committee. An eligible Employee may authorize payroll deductions at the rate of any whole percentage of the Employee’s Compensation, not to be less than one percent (1.0%) and not to exceed ten percent (10.0%) of the Employee’s Compensation (or such other percentages as the Committee may establish from time to time before an Enrollment Period for a future Offering Period) on each payday during the Offering Period. All payroll deductions will be held in a general corporate account or a trust account. No interest shall be paid or credited to the Participant with respect to such payroll deductions. The Company shall maintain or cause to be maintained a separate bookkeeping account for each Participant under the Plan and the amount of each Participant’s payroll deductions shall be credited to such account. A Participant may not make any additional payments into such account.

(b)Under procedures and at times established by the Committee, a Participant may withdraw from the Plan during an Offering Period, by completing and filing a new payroll deduction authorization and Plan enrollment form with the Company or by following electronic or other procedures prescribed by the Committee. If a Participant withdraws from the Plan during an Offering Period, his or her accumulated payroll deductions will be refunded to the Participant without interest, his or her right to participate in the current Offering Period will be automatically terminated and no further payroll deductions for the purchase of Common Stock will be made during the Offering Period. Any Participant who wishes to withdraw from the Plan during an Offering Period, must complete the withdrawal procedures prescribed by the Committee, subject to any rules established by the Committee, or changes to such rules, pertaining to the timing of withdrawals, limiting the frequency with which Participants may withdraw and re-enroll in the Plan, or imposing a waiting period on Participants wishing to re-enroll following withdrawal.

(c) A Participant may not increase his or her rate of contribution through payroll deductions or otherwise during a given Offering Period. A Participant may decrease his or her rate of contribution through payroll deductions during a given Offering Period during such times specified by the Committee by filing a new payroll deduction authorization and Plan enrollment form or by following electronic or other procedures prescribed by the Committee. If a Participant has not followed such procedures to change the rate of contribution, the rate of contribution shall continue at the originally elected rate throughout the Offering Period and future Offering Periods. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code for a given calendar year, the Committee may reduce a Participant’s payroll deductions to 0% at any time during an Offering Period scheduled to end during such calendar year. Payroll deductions shall re-commence at the rate provided in such Participant’s enrollment form at the beginning of the first Offering Period, which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 5(b).

6.	Termination of Employment.
In the event any Participant terminates employment with the Company and its Participating Subsidiaries for any reason (including death) prior to the expiration of an Offering Period, the Participant’s participation in the Plan shall terminate and all amounts credited to the Participant’s account shall be paid to the Participant or, in the case of death, to the Participant’s designated beneficiary or estate, without interest. Whether a termination of employment has occurred shall be determined by the Committee. If a Participant’s termination of employment occurs within a certain period of time as specified by the Committee (not to exceed 30 days) prior to the Purchase Date of the Offering Period then in progress, his or her option for the purchase of shares of Common Stock will be exercised on such Purchase Date in accordance with Section 9 as if such Participant were still employed by the Company. If the Committee does not establish different rules with respect to an Offering Period, then if a Participant’s termination of employment occurs on or after the 5th working day preceding the Purchase Date of an Offering Period, then his or her option for the purchase of shares of Common Stock will be exercised on such Purchase Date in accordance with Section 9 as if such Participant were still employed by the Company. Following the purchase of shares on such Purchase Date, the Participant’s participation in the Plan shall terminate and all amounts credited to the Participant’s account shall be paid to the Participant or, in the case of death, to the Participant’s designated beneficiary or estate, without interest. The Committee may also establish rules regarding when leaves of absence or changes of employment status will be considered to be a termination of employment, including rules regarding transfer of employment among Participating Subsidiaries, Subsidiaries and the Company, and the Committee may establish termination-of-employment procedures for this Plan that are independent of similar rules established under other benefit plans of the Company and its Subsidiaries; provided that such procedures are not in conflict with the requirements of Section 423 of the Code.

7.	Stock.
Subject to adjustment as set forth in Section 11, the aggregate number of shares of Common Stock which may be issued pursuant to the Plan shall initially be 200,000 shares (the “Share Reserve”). If, on a given Purchase Date, the number of shares with respect to which options are to be exercised exceeds either maximum, the Committee shall make, as applicable, such adjustment or pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

8.	Offering.

(a) On the Commencement Date relating to each Offering Period, each eligible Employee, whether or not such Employee has elected to participate as provided in Section 5(a), shall be granted an option to purchase a number of whole shares of Common Stock (as adjusted as set forth in Section 11) established by the Committee, which may be purchased with the payroll deductions accumulated on behalf of such Employee during each Offering Period at the purchase price specified in Section 8(b) below, subject to the additional limitation that no Employee participating in the Plan shall be granted an option to purchase Common Stock under the Plan if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds U.S. $25,000 of the Fair Market Value of such Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. For purposes of the Plan, an option is “granted” on a Participant’s Commencement Date. An option will expire upon the earliest to occur of (i) the termination of a Participant’s participation in the Plan or such Offering Period and (ii) the termination of the Offering Period. This Section 8(a) shall be interpreted so as to comply with Code Section 423(b)(8).

(b)The Purchase Price under each option shall be with respect to an Offering Period the lower of (i) eighty-five percent (85%) (the “Designated Percentage”) of the Offering Price, or (ii) the Designated Percentage of the Fair Market Value of a share of Common Stock on the Purchase Date on which the Common Stock is purchased; provided that the Purchase Price may be adjusted by the Committee pursuant to Sections 11 or 12 in accordance with Section 424(a) of the Code. The Committee may change the Designated Percentage with respect to any future Offering Period, but not to below 85%, and the Committee may determine with respect to any prospective Offering Period that the Purchase Price shall be the Designated Percentage of the Fair Market Value of a share of the Common Stock solely on the Purchase Date.

9.	Purchase of Stock.
Unless a Participant withdraws from the Plan as provided in Section 5(b), terminates employment prior to the end of an Offering Period as provided in Section 6, or except as provided in Sections 7, 12 or 14(b), upon the expiration of each Offering Period, a Participant’s option shall be exercised automatically for the purchase of that number of whole shares of Common Stock which the accumulated payroll deductions credited to the Participant’s account at that time shall purchase at the applicable Purchase Price specified in Section 8(b). Notwithstanding the foregoing, the Company or its Participating Subsidiary may make such provisions and take such action as it deems necessary or appropriate for the withholding of taxes and/or social insurance and/or other amounts which the Company or its Participating Subsidiary determines is required by Applicable Law. Each Participant, however, shall be responsible for payment of all individual tax liabilities arising under the Plan. The shares of Common Stock purchased upon exercise of an option hereunder shall be considered for tax purposes to be sold to the Participant on the Purchase Date. A Participant’s option to purchase shares of Common Stock hereunder is exercisable only by him or her.

10.	Payment and Delivery.
As soon as practicable after the exercise of an option, the Company shall deliver or cause to have delivered to the Participant a record of the Common Stock purchased and the balance of any amount of payroll deductions credited to the Participant’s account not used for the purchase of Common Stock, except as specified below. The Committee may permit or require that shares be deposited directly with a broker designated by the Committee or to a designated agent of the Company, and the Committee may utilize electronic or automated methods of share transfer. The Committee may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. The Company or its Participating Subsidiary shall retain the amount of payroll deductions used to purchase Common Stock as full payment for the Common Stock and the Common Stock shall then be fully paid and non-assessable. No Participant shall have any voting, dividend, or other Stockholder rights with respect to shares subject to any option granted under the Plan until the shares subject to the option have been purchased and delivered to the Participant as provided in this Section 10. The Committee may in its discretion direct the Company to retain in a Participant’s account for the subsequent Offering Period any payroll deductions which are not sufficient to purchase a whole share of Common Stock or return such amount to the Participant. Any other amounts left over in a Participant’s account after a Purchase Date shall be returned to the Participant. If the Committee does not establish different rules with respect to an Offering Period, then any payroll deductions which are not sufficient to purchase a whole share of Common Stock shall be retained in the Participant’s account for the subsequent Offering Period.

11.	Recapitalization.
If there is any change in the outstanding shares of Common Stock or other securities of the Company because of a merger, consolidation, spin-off, reorganization, recapitalization, dividend in property other than cash, extraordinary dividend whether in cash and/or other property, stock split, reverse stock split, stock dividend, liquidating dividend, combination or reclassification of the Common Stock or other securities (including any such change in the number of shares of Common Stock or other securities effected in connection with a change in domicile of the Company), or any other increase or decrease in the number of shares of Common Stock or other securities effected without receipt of consideration by the Company, provided that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration,” the type and number of securities covered by each option under the Plan which has not yet been exercised and the type and number of securities which have been authorized and remain available for issuance under the Plan, as well as the maximum number of securities which may be purchased by a Participant in an Offering Period, and the price per share covered by each option under the Plan which has not yet been exercised, shall be appropriately and proportionally adjusted by the Board, and the Board shall take any further actions which, in the exercise of its discretion, may be necessary or appropriate under the circumstances. The Board’s determinations under this Section 11 shall be conclusive and binding on all parties.

12.	Merger, Liquidation and Other Corporate Transactions.

(a) In the event of a proposed liquidation or dissolution of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed transaction, unless otherwise provided by the Board in its sole discretion, and all outstanding options shall automatically terminate and the amounts of all payroll deductions will be refunded without interest to the Participants.
(b)In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or consolidation or similar combination of the Company with or into another entity, then in the sole discretion of the Board, (1) each option shall be assumed or an equivalent option shall be substituted by the successor corporation or parent or subsidiary of such successor entity, (2) on a date established by the Board on or before the date of consummation of such merger, consolidation, combination or sale, such date shall be treated as a Purchase Date, and all outstanding options shall be exercised on such date, (3) all outstanding options shall terminate and the accumulated payroll deductions will be refunded without interest to the Participants, or (4) outstanding options shall continue unchanged.

13.	Transferability.
Neither payroll deductions credited to a Participant’s bookkeeping account nor any rights to exercise an option or to receive shares of Common Stock under the Plan may be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 23), and any attempted assignment, transfer, pledge, or other disposition shall be null and void and without effect. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interests under the Plan, other than as permitted by the Code, such act shall be treated as an election by the Participant to discontinue participation in the Plan pursuant to Section 5(b).

14.	Amendment or Termination of the Plan.

(a) The Plan shall continue from the Effective Date until the time that the Plan is terminated in accordance with Section 14(b).

(b)The Board or the Committee may, in its sole discretion, insofar as permitted by law, terminate or suspend the Plan, or revise or amend it in any respect whatsoever, except that, without approval of the Stockholders, no such revision or amendment shall increase the number of shares subject to the Plan, other than an adjustment under Section 11 of the Plan, or make other changes for which Stockholder approval is required under Applicable Law. Upon a termination or suspension of the Plan, the Board may in its discretion (i) return without interest the payroll deductions credited to Participants’ accounts to such Participants or (ii) set an earlier Purchase Date with respect to an Offering Period then in progress.

15.	Administration.
(a)The Board has appointed the Committee to administer the Plan, who will serve for such period of time as the Board may specify and whom the Board may remove at any time. The Committee will have the authority and responsibility for the day-to-day administration of the Plan, the authority and responsibility specifically provided in this Plan and any additional duty, responsibility and authority delegated to the Committee by the Board, which may include any of the functions assigned to the Board in this Plan. The Committee may delegate to a sub-committee and/or to an officer or officers or employees of the Company the day-to-day administration of the Plan. The Committee shall have full power and authority to adopt, amend and rescind any rules and regulations which it deems desirable and appropriate for the proper administration of the Plan, to construe and interpret the provisions and supervise the administration of the Plan, to make factual determinations relevant to Plan entitlements and to take all action in connection with administration of the Plan as it deems necessary or advisable, consistent with the delegation from the Board. Decisions of the Committee shall be final and binding upon all Participants. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting of the Committee duly held.

(b)In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Company, members of the Board and of the Committee and their delegates shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted under the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

16.	Committee Rules for Foreign Jurisdictions.
The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements; however, if such varying provisions are not in accordance with the provisions of Section 423(b) of the Code, including but not limited to the requirement of Section 423(b)(5) of the Code that all options granted under the Plan shall have the same rights and privileges unless otherwise provided under the Code and the regulations promulgated thereunder, then the individuals affected by such varying provisions shall be deemed to be participating under a sub-plan and not in the Plan. The Committee may also adopt sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Code Section 423 and shall be deemed to be outside the scope of Code Section 423 unless the terms of the sub-plan provide to the contrary. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 7, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. The Committee shall not be required to obtain the approval of the Stockholders prior to the adoption, amendment or termination of any sub-plan unless required by the laws of the foreign jurisdiction in which Employees participating in the sub-plan are located.

17.	Securities Laws Requirements.

(a)No option granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, applicable state and foreign securities laws and the requirements of any stock exchange upon which the Shares may then be listed, subject to the approval of counsel for the Company with respect to such compliance. If on a Purchase Date in any Offering Period hereunder, the Plan is not so registered or in such compliance, options granted under the Plan which are not in material compliance shall not be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Commencement Date relating to such Offering Period. If, on the Purchase Date of any offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, options granted under the Plan which are not in material compliance shall not be exercised and all payroll deductions accumulated during the Offering Period (reduced to the extent, if any, that such deductions have been used to acquire shares of Common Stock) shall be returned to the Participants, without interest. The provisions of this Section 17 shall comply with the requirements of Section 423(b)(5) of the Code to the extent applicable.

(b)As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

18.	Government Regulations.
This Plan and the Company’s obligation to sell and deliver shares of its stock under the Plan shall be subject to the approval of any governmental authority required in connection with the Plan or the authorization, issuance, sale or delivery of stock hereunder.

19.	No Enlargement of Employee Rights.
Nothing contained in this Plan shall be deemed to give any Employee or other individual the right to be retained in the employ or service of the Company or any Participating Subsidiary or to interfere with the right of the Company or Participating Subsidiary to discharge any Employee or other individual at any time, for any reason or no reason, with or without notice.

20.	Governing Law.
This Plan shall be governed by applicable laws of the State of Delaware and applicable federal law.

21.	Effective Date.
This Plan shall be effective on the Effective Date, subject to approval of the Stockholders of the Company within twelve (12) months before or after its date of adoption by the Board.

22.	Reports.
Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be made available to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

23.	Designation of Beneficiary for Owned Shares.
With respect to shares of Common Stock purchased by the Participant pursuant to the Plan and held in an account maintained by the Company or its assignee on the Participant’s behalf, the Participant may be permitted to file a written designation of beneficiary, who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering Period but prior to delivery to him or her of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to the Purchase Date of an Offering Period. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective, to the extent required by local law. The Participant (and if required under the preceding sentence, his or her spouse) may change such designation of beneficiary at any time by written notice. Subject to local legal requirements, in the event of a Participant’s death, the Company or its assignee shall deliver any shares of Common Stock and/or cash to the designated beneficiary. Subject to local law, in the event of the death of a Participant and in the absence of a beneficiary validly designated who is living at the time of such Participant’s death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company in its sole discretion, may deliver (or cause its assignee to deliver) such shares of Common Stock and/or cash to the spouse, or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may determine. The provisions of this Section 23 shall in no event require the Company to violate local law, and the Company shall be entitled to take whatever action it reasonably concludes is desirable or appropriate in order to transfer the assets allocated to a deceased Participant’s account in compliance with local law.

24.	Additional Restrictions of Rule 16b-3.
The terms and conditions of options granted hereunder to, and the purchase of shares of Common Stock by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares of Common Stock issued upon exercise thereof shall be subject to, such additional conditions and restrictions, if any, as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

25.	Notices.
All notices or other communications by a Participant to the Company or the Committee under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company or the Committee at the location, or by the person, designated by the Company for the receipt thereof.

*    *    *

APPENDIX C

HESKA CORPORATION
STOCK INCENTIVE PLAN
(as proposed to be amended)

Heska Corporation
Stock Incentive Plan

Most Recently Amended and Restated effective April [•], 2020
Table of Contents

ARTICLE 1. INTRODUCTION		C-4

ARTICLE 2. ADMINISTRATION		C-4
2.1	Committee Composition	C-4
2.2	Committee Responsibilities	C-5
2.3	Indemnification	C-5
2.4	Beneficiary Designations	C-5

ARTICLE 3. SHARES AVAILABLE FOR GRANTS		C-5
3.1	Basic Limitation	C-5
3.2	Additional Shares	C-5
3.3	Minimum Vesting Requirements	C-6
3.4	Limitation on Outside Director Compensation	C-6
3.5	Per-Participant Annual Award Limits	C-6

ARTICLE 4. ELIGIBILITY		C-6
4.1	Awards other than ISOs	C-6
4.2	Incentive Stock Options	C-6

ARTICLE 5. OPTIONS		C-6
5.1	Stock Option Agreement	C-6
5.2	Number of Shares	C-7
5.3	Exercise Price	C-7
5.4	Incentive Stock Options	C-7
5.5	Exercisability	C-7
5.6	Option Term	C-8
5.7	Effect of Change in Control	C-8
5.8	Modification or Assumption of Options	C-8
5.9	Payment for Option Shares	C-9

ARTICLE 6. RESTRICTED SHARES		C-9
6.1	Time, Amount and Form of Awards	C-9
6.2	Payment for Awards	C-9
6.3	Vesting Conditions	C-9
6.4	Voting and Dividend Rights	C-10

ARTICLE 7. RESTRICTED STOCK UNITS		C-10
7.1	Time, Amount and Form of Awards	C-10
7.2	Restrictions and Conditions	C-10
7.3	Rights as a Stockholder	C-11

7.4	Settlement of Restricted Stock Units	C-11

ARTICLE 8. STOCK APPRECIATION RIGHTS		C-11
8.1	In General	C-11
8.2	Rights as Stockholder	C-11
8.3	Exercisability	C-11
8.4	Payment Upon Exercise	C-12
8.5	Termination of Employment or Service	C-12
8.6	Term	C-12
8.7	Modification of Stock Appreciation Rights	C-13

ARTICLE 9. OTHER STOCK-BASED OR CASH BASED AWARDS		C-13
9.1	In General	C-13
9.2	Vesting	C-13

ARTICLE 10. PERFORMANCE MEASURES		C-13
10.1	In General	C-13
10.2	Performance Goals	C-13

ARTICLE 11. CLAWBACK		C-16

ARTICLE 12. PROTECTION AGAINST DILUTION		C-16
12.1	Adjustments	C-16
12.2	Dissolution or Liquidation	C-16
12.3	Reorganizations	C-16

ARTICLE 13. AWARDS UNDER OTHER PLANS		C-17

ARTICLE 14. LIMITATION ON RIGHTS		C-17
14.1	Retention Rights	C-17
14.2	Stockholders’ Rights	C-17
14.3	Regulatory Requirements	C-17

ARTICLE 15. WITHHOLDING TAXES; PARACHUTE PAYMENTS		C-17
15.1	General	C-17
15.2	Section 280G	C-18

ARTICLE 16. FUTURE OF THE PLAN		C-18
16.1	Term of the Plan	C-18
16.2	Performance Awards	C-18

ARTICLE 17. CODE SECTION 409A		C-18

ARTICLE 18. DEFINITIONS		C-19

ARTICLE 19. EXECUTION		C-23

HESKA CORPORATION
STOCK INCENTIVE PLAN
Most Recently Amended and Restated Effective April [•], 2020
ARTICLE 1.
INTRODUCTION.

The Heska Corporation 1997 Stock Incentive Plan was originally adopted by the Board effective March 15, 1997 (the “Original Plan”). The Original Plan was subsequently amended and/or restated as of March 6, 2007, May 5, 2009, February 22, 2012, March 25, 2014, and May 6, 2014, March 28, 2016, March 7, 2018, May 3, 2018, December 19, 2018 and May 2, 2019 (the “Amended and Restated Plan”). The number of Common Shares available for issuance and subject to Awards under the Amended and Restated Plan was adjusted in connection with completion of the Company’s 1-for-10 Reverse Stock Split on December 30, 2010. ~~The Board approved on March 14, 2019, and the Company’s stockholders approved on May 2, 2019~~ The Board approved on February 19, 2020, and the Company’s stockholders approved on April [•], 2020 the further amendment and restatement of the Amended and Restated Plan to, among other things, ~~provide the Company with the ability to make Awards in the form of Restricted Stock Units, Stock Appreciation Rights, Other Cash-Based Awards, and Other Stock-Based Awards, in addition to its existing ability to grant Awards of Restricted Shares and Options, and to add an annual limit on the cash and equity compensation that may be paid to each Outside Director of the Company~~ increase the number of shares authorized for issuance thereunder.
The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Restricted Stock Units, Options (which may constitute ISOs or NQOs), Stock Appreciation Rights, Performance-Based Awards, Other Cash-Based Awards, or Other Stock-Based Awards.
The Plan shall be governed by, and construed in accordance with, the laws of the State of Colorado (except its choice-of-law provisions).
ARTICLE 2.
ADMINISTRATION.

2.1
COMMITTEE COMPOSITION. The Plan shall be administered by the Committee. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

(a)
Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

(b)	Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code.

The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the foregoing requirements, who may administer the Plan with respect to Employees and Consultants who are not considered officers or directors of the Company under section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all terms of such Awards.

2.2
COMMITTEE RESPONSIBILITIES. The Committee shall (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee may amend or modify any outstanding Awards in any manner to the extent the Committee would have had the authority under the Plan initially to make such Awards as so amended or modified. The Committee’s determinations under the Plan shall be final and binding on all persons.

2.3
INDEMNIFICATION. No member of the Board or the Committee, or any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by applicable law and the Company’s by-laws and governing documents, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.

2.4
BENEFICIARY DESIGNATIONS. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death.  Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee.  In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the beneficiary designated by the Participant in the Company’s qualified 401(k) savings plan, or if none, to the Participant’s surviving spouse, or if none, to the Participant’s estate.

ARTICLE 3.
SHARES AVAILABLE FOR GRANTS.

3.1
BASIC LIMITATION. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares, or shares reacquired by the Company in any manner. The number of Common Shares stated in this Section 3.1 as available for the grant of Awards is subject to adjustment in accordance with Article 12. As of March 7, 2018, the aggregate number of Common Shares cumulatively authorized by the Company’s stockholders for issuance as Awards under the Plan was 2,635,130. Of that total, as of March 7, 2018, Previously Issued Awards have been issued covering 2,578,093 Common Shares, leaving 57,037 Common Shares for the issuance of Awards under the Plan. With the March 7, 2018 amendment and restatement of the Plan, the Company’s Board and stockholders approved an increase of 250,000 in the aggregate number of Common Shares available for Awards under the Plan, to a new total of 2,885,130. Notwithstanding the foregoing, the additional 250,000 Common Shares the Company’s Board and stockholders approved for Awards under the Plan as of March 7, 2018 will not be available for issuance with respect to any Award granted prior to November 2, 2017.  Effective as of April [•], 2020, the Company’s Board and stockholders approved an increase of 300,000 in the aggregate number of Common Shares available for Awards under the Plan, to a new total of 3,185,130.

3.2
ADDITIONAL SHARES. Any Common Shares subject to an Award that is canceled, forfeited or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan as Awards. Notwithstanding anything to the contrary contained herein: Common Shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such Common Shares are (a) tendered in payment of an Option, or (b) delivered or withheld by the Company to satisfy any tax withholding obligation.

3.3
MINIMUM VEESTING REQUIREMENTS. Subject to the following sentence, Awards granted under the Plan shall be subject to a minimum vesting period of one year. Notwithstanding the foregoing, (a) the Committee may permit acceleration of vesting of an Award in the event of a Participant’s death, Disability, or Retirement, or the occurrence of a Change in Control, and (ii) the Committee may grant Awards covering five percent (5%) or fewer of the total number of Common Shares authorized under the Plan without respect to the above-described minimum vesting requirements. Notwithstanding the foregoing, with respect to Awards made to Outside Directors, the vesting of such Awards will be deemed to satisfy the one-year minimum vesting requirement to the extent that the Awards vest on the earlier of the one-year anniversary of the date of grant and the next regular annual meeting of the Company’s stockholders that is at least fifty (50) weeks after the immediately preceding year’s annual meeting.

3.4
LIMITATION ON OUTSIDE DIRECTOR COMPENSATION. Notwithstanding anything herein to the contrary, compensation paid to an Outside Director, including cash fees and Awards under the Plan (based on the grant date Fair Market Value of such Awards for financial reporting purposes), shall not exceed $300,000 per fiscal year in respect of his or her service as an Outside Director. For the avoidance of doubt, compensation shall be counted toward this limit for the Board compensation year in which it is earned (and not when it is paid or settled in the event that it is deferred).

3.5
PER-PARTICIPANT ANNUAL AWARD LIMITS. The Awards granted under the Plan to one Participant in a single fiscal year of the Company may not exceed the following limits: (i) 50,000 Common Shares subject to Options and/or Stock Appreciation Rights in the aggregate, except that Options and/or Stock Appreciation Rights granted to a new Employee in the fiscal year of the Company in which his or her service as an Employee first commences shall not cover more than 100,000 Common Shares in the aggregate; (ii) 45,000 Common Shares granted in the form of Restricted Shares, Restricted Stock Units, and/or Other Stock-Based Awards in the aggregate, except a new Employee may receive grants of up to 75,000 Restricted Shares, Restricted Stock Units, and/or Other Stock-Based Awards in the aggregate in the fiscal year of the Company in which his or her service with the Company begins; and (iii) no more than $500,000 may be paid in the form of Other Cash-Based Awards to any single Participant per calendar year. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 12.

ARTICLE 4.
ELIGIBILITY.

4.1	AWARDS OTHER THAN ISOs. Employees, Outside Directors and Consultants shall be eligible for the grant of Awards other than ISOs.

4.2	INCENTIVE STOCK OPTIONS. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs.

ARTICLE 5.
OPTIONS.

5.1
STOCK OPTION AGREEMENT. Each grant of an Option under the Plan shall be evidenced by an Award Agreement between the Participant and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Award Agreement shall specify whether the Option is an ISO or an NQO. The provisions of the various Award Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a cash payment or in consideration of a reduction in the Participant’s other compensation.

5.2	NUMBER OF SHARES. Each Award Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 12.

5.3
EXERCISE PRICE. Each Award Agreement shall specify the Exercise Price; provided that the Exercise Price under an Option shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant.

5.4	INCENTIVE STOCK OPTIONS. The grant of ISOs shall be subject to all of the requirements of Code Section 422, including the following limitations:

(a)
The Exercise Price of an ISO shall not be less than one-hundred percent (100%) of the Fair Market Value of a Common Share on the date of grant; provided, however, if on the date of grant, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Code Section 424(d)) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries (a “10% Stockholder”), the Exercise Price shall not be less than one-hundred and ten percent (110%) of the Fair Market Value of a Common Share on the date of grant.

(b)	ISOs may be granted only to persons who are, as of the date of grant, Employees of the Company or a Subsidiary, and may not be granted to Consultants or Outside Directors.

(c)
To the extent that the aggregate Fair Market Value of the Common Shares with respect to which ISOs are exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds $100,000, such Options will be treated as NQOs to the extent required by Code Section 422. For purposes of this Section 5.4(c), ISOs shall be taken into account in the order in which they were granted. The Fair Market Value of the Common Shares shall be determined as of the time the Option with respect to such Common Shares is granted.

(d)
In the event of a Participant’s change of status from Employee to Consultant or Outside Director, an ISO held by the Participant shall cease to be treated as an ISO and shall be treated for tax purposes as an NQO three (3) months and one (1) day following such change of status.

5.5
EXERCISABILITY. Each Award Agreement shall specify the date when all or any installment of the Option is to become exercisable. A Stock Option Agreement may provide for accelerated exercisability in the event of the Participant’s death, Disability or Retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s service. NQOs may also be awarded in combination with Restricted Shares, and such an Award may provide that the NQOs will not be exercisable unless the related Restricted Shares are forfeited.

5.6
OPTION TERM. Unless otherwise specified in an Award Agreement, but in any event, no later than ten (10) years from the date of grant thereof, each Option shall terminate no later than the first to occur of the following events:

(a)	Date in Award Agreement. The date for termination of the Option set forth in the Award Agreement;

(b)	Termination of Service. The ninetieth (90th) day following the date on which the Participant’s service terminates (other than for a reason described in subsections (c) or (d) below);

(c)
Disability. In the event that a Participant’s service terminates due to the Participant’s Disability, the Participant may exercise his or her Option at any time within twelve (12) months following the date of such termination, but only to the extent that the Participant was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of the Option as set forth in the applicable Award Agreement). If, at the date of termination, the Participant is not entitled to exercise his or her entire Option, the Common Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Common Shares covered by such Option shall revert to the Plan;

(d)
Death. In the event of the death of a Participant, the Participant’s Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the applicable Award Agreement), by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Participant was entitled to exercise the Option at the date of death. If, at the time of death, the Participant was not entitled to exercise his or her entire Option, the Common Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Participant’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Common Shares covered by such Option shall revert to the Plan; or

(e)
Ten Years from Grant. An Option shall expire no more than ten (10) years after the date of grant; provided, however, that if an ISO is granted to a 10% Stockholder, such ISO may not be exercised after the expiration of five (5) years from the date of grant.

5.7
EFFECT OF CHANGE IN CONTROL. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

5.8
MODIFICATION OR ASSUMPTION OF OPTIONS. The Committee may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Common Shares and at the same or a different exercise price; provided, that an extension of the term of an ISO shall be subject to limitations applicable to ISOs and provided further that any such extension may not exceed the maximum term of the Option. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Participant, alter or impair his or her rights or obligations under such Option (except that the Committee has the authority to amend any outstanding Option without the Participant’s consent if the Committee deems it necessary or advisable to comply with Code Section 409A). In addition, ~~to the extent the Committee’s modification of the purchase price or the exercise price of any outstanding Award effects a repricing, shareholder approval shall be required before the repricing is effective.~~ and notwithstanding anything to the contrary contained herein, at no time will the Committee reprice any Option without shareholder approval, including canceling or surrendering and re-granting or exchanging such Option for cash or a new award with a lower (or no) exercise price.

5.9	PAYMENT FOR OPTION SHARES.

(a)
General Rule. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except as follows:

(1)
In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Award Agreement. The Award Agreement may specify that payment may be made in any form(s) described in this Section 5.9.

(2)	In the case of an NQO, the Committee may at any time accept payment in any form(s) described in this Section 5.9.

(b)
Surrender of Stock. To the extent that this Section 5.9(b) is applicable, all or any part of the Exercise Price may be paid by surrendering Common Shares that are already owned by the Participant. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan. The Participant shall not surrender Common Shares in payment of the Exercise Price if such action could cause the Company to recognize additional compensation expense with respect to the Option for financial reporting purposes under GAAP accounting at the time of such proposed surrender.

(c)
Exercise/Sale. To the extent that this Section 5.9(c) is applicable, all or any part of the Exercise Price may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

(d)
Other Forms of Payment. To the extent that this Section 5.9(d) is applicable, all or any part of the Exercise Price may be paid in any other form that is consistent with applicable laws, regulations and rules, including, without limitation, pursuant to a net exercise.

ARTICLE 6.
RESTRICTED SHARES.

6.1
TIME, AMOUNT AND FORM OF AWARDS. Awards under the Plan may be granted in the form of Restricted Shares. Restricted Shares may also be awarded in combination with NQOs, and such an Award may provide that the Restricted Shares will be forfeited in the event that the related NQOs are exercised.

6.2
PAYMENT FOR AWARDS.    To the extent that an Award is granted in the form of newly issued Restricted Shares, the Award recipient, as a condition to the grant of such Award, shall be required to pay the Company in cash, cash equivalents or any other form of legal consideration acceptable to the Company, including but not limited to future services, an amount equal to the par value of such

Restricted Shares. To the extent that an Award is granted in the form of Restricted Shares from the Company’s treasury, no cash consideration shall be required of the Award recipients.

6.3
VESTING CONDITIONS. Each Award of Restricted Shares shall be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Award Agreement. An Award Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or Retirement or other events. Notwithstanding any other provision of the Plan to the contrary, the Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

6.4
VOTING AND DIVIDEND RIGHTS. Unless otherwise provided in the Award Agreement, the holder of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders; provided, that to the extent that a Restricted Share carries with it a right to receive dividends, any dividends declared shall be accumulated and paid at the time (and to the extent) that the Restricted Shares vest, but in no event later than two-and-a-half months following the end of the calendar year in which the vesting occurs. Without limitation, an Award Agreement may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares (in which case such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid).

ARTICLE 7.
RESTRICTED STOCK UNITS.

7.1
TIME, AMOUNT AND FORM OF AWARDS. Awards under the Plan may be granted in the form of Restricted Stock Units. Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the eligible individuals to whom, and the time or times at which, grants of Restricted Stock Units shall be made; the number of Restricted Stock Units to be awarded; the period of restrictions, if any, applicable to Restricted Stock Units; the performance goals (if any) applicable to Restricted Stock Units; and all other conditions of the Restricted Stock Units. If the restrictions, performance goals and/or conditions established by the Committee are not attained, a Participant shall forfeit his or her Restricted Stock Units in accordance with the terms of the grant. The provisions of Restricted Stock Units need not be the same with respect to each Participant.

7.2
RESTRICTIONS AND CONDITIONS. Each Award of Restricted Stock Units shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Committee at the time of grant or, subject to Code Section 409A, thereafter:

(a)	Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Award Agreement.

(b)
An Award Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or Retirement or other events. Notwithstanding any other provision of the Plan to the contrary, the Committee may determine, at the time of granting Restricted Stock Units or thereafter, that all or part of such Restricted Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company.

(c)	Participants holding Restricted Stock Units shall have no voting rights. A Restricted Stock Unit may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right would entitle the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Restricted Stock Unit is outstanding. The Committee, in its discretion, may grant dividend equivalents from the date of grant or only after a Restricted Stock Unit is vested. Notwithstanding anything herein to the contrary, to the extent that a Restricted Stock Unit carries with it rights to dividend equivalents, any dividend equivalents with respect to dividends declared shall be accumulated and paid at the time (and to the extent) that the Restricted Stock Units vest, but in no event later than two-and-a-half months following the end of the calendar year in which the vesting occurs.

(d)
The rights of Participants granted Restricted Stock Units upon termination of employment or service as an Outside Director or Consultant of the Company or an Affiliate thereof terminates for any reason while the Restricted Stock Units remain outstanding shall be set forth in the Award Agreement.

7.3
RIGHTS AS A STOCKHOLDER. Except as may otherwise be provided in an Award Agreement with respect to dividend equivalents (in accordance with Section 7.2(c)), a Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Common Shares subject to Restricted Stock Units until the Participant has satisfied all conditions of the Award Agreement and the requirements of Section 15.1 of the Plan, and the Common Shares have been issued to the Participant.

7.4
SETTLEMENT OF RESTRICTED STOCK UNITS. Settlement of vested Restricted Stock Units shall be made to Participants in the form of Common Shares, unless the Committee, in its sole discretion, provides for the payment of the Restricted Stock Units in cash (or partly in cash and partly in Common Shares) equal to the Fair Market Value of the Common Shares that would otherwise be distributed to the Participant.

ARTICLE 8.
STOCK APPRECIATION RIGHTS.

8.1
IN GENERAL. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Committee shall determine the eligible individuals to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made, the number of Common Shares to be awarded, the price per Common Share, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Common Shares than are subject to the Option to which it relates and any Stock Appreciation Right must be granted with an Exercise Price not less than the Fair Market Value of Common Stock on the date of grant. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8.1 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable, as set forth in the applicable Award Agreement.

8.2
RIGHTS AS STOCKHOLDER. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Common Shares subject to a Stock Appreciation Right until the Participant has given written notice of the exercise thereof, has satisfied the requirements of Section 15.1 of the Plan and the Common Shares have been issued to the Participant.

8.3	EXERCISABILITY.

(a)
Stock Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee in the applicable Award Agreement.

(b)
Stock Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Article 5 and this Article 8 of the Plan.

(c)
An Award Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or Retirement or other events. Notwithstanding any other provision of the Plan to the contrary, the Committee may determine, at the time of granting Stock Appreciation Rights or thereafter, that all or part of such Stock Appreciation Rights shall become vested in the event that a Change in Control occurs with respect to the Company.

8.4    PAYMENT UPON EXERCISE.

(a)
Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Common Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the price per Common Share specified in the Free Standing Right multiplied by the number of Common Shares in respect of which the Free Standing Right is being exercised.

(b)
A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Common Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of Common Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

(c)	Notwithstanding the foregoing, the Committee may determine to settle the exercise of a Stock Appreciation Right in cash (or in any combination of Common Shares and cash).

8.5	TERMINATION OF EMPLOYEMENT OR SERVICES.

(a)
In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee in the applicable Award Agreement.

(b)
In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.

8.6	TERM.

(a)	The term of each Free Standing Right shall be fixed by the Committee, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.

(b)	The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.

8.7
MODIFICATION OF STOCK APPRECIATION RIGHTS. Notwithstanding anything to the contrary contained herein, at no time will the Committee reprice any Stock Appreciation Right without shareholder approval, including canceling or surrendering and re-granting or exchanging such Stock Appreciation Right for cash or a new award with a lower (or no) exercise price.

ARTICLE 9.
OTHER STOCK-BASED OR CASH-BASED AWARDS.

9.1
IN GENEARL. The Committee is authorized to grant Awards to Participants in the form of Other Stock‑Based Awards or Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan and as evidenced by an Award Agreement. The Committee shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including any performance goals and performance periods. Common Shares or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 9.1 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Common Shares, other Awards, notes or other property, as the Committee shall determine, subject to any required corporate action.

9.2
VESTING. An Award Agreement with respect to an Other Stock-Based Award or Other Cash-Based Award may provide for accelerated vesting in the event of the Participant’s death, Disability or Retirement or other events. Notwithstanding any other provision of the Plan to the contrary, the Committee may determine, at the time of granting an Other Stock-Based Award or Other Cash-Based Award or thereafter, that all or part of such Awards shall become vested in the event that a Change in Control occurs with respect to the Company.

ARTICLE 10.
PERFORMANCE MEASURES.

10.1
IN GENERAL. For purposes of qualifying grants of Restricted Shares as “performance-based compensation” under Code Section 162(m), the Committee, in its discretion, may make Restricted Shares subject to vesting based on the achievement of performance goals, in which case the Committee will specify in writing, by resolution or otherwise, the Participants eligible to receive such an Award (which may be expressed in terms of a class of individuals) and the performance goals applicable to such Awards within 90 days after the commencement of the period to which the performance goals relate, or such earlier time as required to comply with Section 162(m) of the Code. No such Award shall be payable unless the Committee certifies in writing, by resolution or otherwise, that the performance goals applicable to the Award were satisfied. In no case may the Committee increase the value of an Award granted under this Section 10.1 above the maximum value determined under the performance formula by the attainment of the applicable performance goals, but the Committee retains the discretion to reduce the value below such maximum.

10.2
PERFORMANCE GOALS. Unless and until the Committee proposes for stockholder vote and the stockholders approve a change in the general performance measures applicable to Awards, the performance goals upon which the payment or vesting of an Award that is intended to qualify as performance based compensation are limited to the following Performance Measures:

(1)	operating income or operating profit (including but not limited to operating income and any affiliated growth measure);

(2)	net earnings or net income (before or after taxes, including but not limited to deferred taxes, and any affiliated growth measure);

(3)	basic or diluted earnings per share (before or after taxes, including but not limited to deferred taxes, and any affiliated growth measure);

(4)	revenues (including but not limited to revenue, gross revenue, net revenue, and any affiliated growth measure);

(5)	gross profit or gross profit growth;

(6)	return on assets, capital, invested capital, equity or sales;

(7)	cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

(8)	earnings before or after taxes, interest, depreciation and/or amortization (including but not limited to changes in this measure);

(9)	improvements or changes in capital structure (including but not limited to debt balances or debt issuance);

(10)	budget management;

(11)	productivity targets;

(12)	economic value added or other value added measurements;

(13)	share price (including, but not limited to, growth measures and total shareholder return);

(14)	expense targets;

(15)	margins (including but not limited to gross or operating margins);

(16)	efficiency measurements (including but not limited to availability measurements, call wait times, call, meeting, shipping or other volume measurements, turnaround times and error rates);

(17)	working capital targets (including but not limited to items reported on the Company’s balance sheet and time-based or similar measures such as days inventory, days receivable and days payable);

(18)	equity or market value measures;

(19)	enterprise or adjusted market value measures;

(20)	safety record;

(21)	completion of business acquisition, divestment or expansion;

(22)	book value or changes in book value (including but not limited to tangible book value and net asset measures);

(23)	assets or changes in assets;

(24)	cash position or changes in cash position;

(25)	employee retention or recruiting measures;

(26)	milestones related to filings with government entities or related approvals (including but not limited to filings with the Securities and Exchange Commission which may require stockholder approval);

(27)	changes in location or the opening or closing of facilities;

(28)	contract or other development of relationship with identified suppliers, distributors or other business partners; and

(29)
new product development (including but not limited to third-party collaborations or contracts, and with milestones that may include but are not limited to contract execution, proof of concept, regulatory approval, product launch and targets such as unit volume and revenue following product launch).

Any performance measures may be used to measure the performance of the Company as a whole and/or any one or more business segments, regional operations, products and/or Affiliates of the Company or any combination thereof, as the Committee may deem appropriate, and any performance measures may be used in comparison to the performance of a group of peer companies, or a published or special index that the Committee, in its sole discretion, deems appropriate. The Committee also has the authority to provide in an Award for accelerated vesting of an Award based on the achievement of performance goals.
The Committee may provide in any Award that any evaluation of attainment of a performance goal may include or exclude any of the following events that occurs during the relevant period: (a) asset write downs; (b) litigation judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or regulations affecting reported results; (d) any reorganization and/or restructuring transactions or programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report on Form 10-K for the applicable year; and (f) acquisitions or divestitures and associated costs; (g) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (h) foreign currency gains and losses; and (i) a change in the Company’s fiscal year.
In the event that applicable tax and/or securities laws change to permit discretion by the Committee to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that do not qualify as performance based compensation, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code. Effective with respect to Awards granted in 2018 or later, the Committee may make Awards subject to the achievement of performance goals other than the performance goals listed in Section 10.2 without regard to whether stockholders have approved such performance goals.
ARTICLE 11.
CLAWBACK.

Notwithstanding any other provisions in this Plan to the contrary, any Award received by a Subject Participant, and/or any Common Share issued upon exercise of any Award received by a Subject Participant hereunder, and/or any amount received with respect to any sale of any such Award or Common Share, will be subject to potential cancellation, recoupment, rescission, payback or other action to the extent required pursuant to applicable law, government regulation or national securities exchange listing requirement (or any clawback policy adopted by the Company from time to time pursuant to any such law, government regulation or national securities exchange listing requirement or to comport with good corporate governance practices). Each Subject Participant agrees and consents to the Company’s application, implementation and enforcement of any clawback policy established by the Company that may apply to the Subject Participant and any provision of applicable law, government regulation or national securities exchange listing requirement relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate any such policy (as applicable to the Subject Participant) or applicable law, government regulation or national securities exchange listing requirement without further consent or action being required by the Subject Participant.

ARTICLE 12.
PROTECTION AGAINST DILUTION.

12.1
ADJUSTMENTS. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of (a) the number of Common Shares available for issuance pursuant to future Awards under Article 3, (b) the limitations set forth in Section 3.5, (c) the number of Common Shares covered by each outstanding Option and Stock Appreciation Right or (d) the Exercise Price under each outstanding Option and Stock Appreciation Right. Except as provided in this Article 12, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

12.2	DISSOLUTION OR LIQUIDATION. To the extent not previously exercised, Options shall terminate immediately prior to the dissolution or liquidation of the Company.

12.3
REORGANIZATIONS. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the continuation of outstanding Awards by the Company (if the Company is a surviving corporation), for their assumption by the surviving corporation or its parent or subsidiary, for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such Awards, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents.

ARTICLE 13.
AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Restricted Shares and shall, when issued, reduce the number of Common Shares available under Article 3.
ARTICLE 14.
LIMITAION ON RIGHTS.

14.1
RETENTION RIGHTS. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and bylaws and a written employment agreement (if any).

14.2
STOCKHOLDERS' RIGHTS. Subject to the other terms and conditions of the Plan, a Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, in the case of an Option or Stock Appreciation Right, the time when he or she becomes entitled to receive such Common Shares by filing a notice of exercise and paying the Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

14.3
REGULATORY REQUIREMENTS. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

ARTICLE 15.
WITHHOLDING TAXES; PARACHUTE PAYMENTS.

15.1
GENERAL. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold Common Shares from the Common Shares otherwise issuable to the Participant as a result of the exercise or acquisition of Common Shares under the Award, provided, however, that no Common Shares are withheld with a value exceeding the amount of tax required to be withheld by law or such other greater amount up to the maximum statutory rate under applicable law, as applicable to such Participant, if such other greater amount would not result in adverse financial accounting treatment, as determined by the Committee (including in connection with the effectiveness of FASB Accounting Standards Update 2016-09); or (c) delivering to the Company previously owned and unencumbered Common Shares. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

15.2
SECTION 280G. To the extent that any of the payments and benefits provided for under the Plan or any other agreement or arrangement between the Company or its Affiliates and a Participant (collectively, the “Payments”) (i) constitute a “parachute payment” within the meaning of Code Section 280G and (ii) but for this paragraph would be subject to the excise tax imposed by Section 4999 of the Code, then the Payments shall be payable either (i) in full or (ii) as to such lesser amount which would result in no portion of such Payments being subject to excise tax under Section 4999 of the Code (determined in accordance with the reduction of payments and benefits paragraph set forth below); whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the participant’s receipt on an after-tax basis, of the greatest amount of benefits under this Plan, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. Any determination required under this provision will be made by accountants chosen by the Company, whose determination shall be conclusive and binding upon the participant and the Company for all purposes.

Except to the extent, if any, otherwise agreed in writing between a participant and the Company, reduction of payments and benefits hereunder, if applicable, will be made by reducing, first, payments or benefits to be paid in cash in the order in which such payment or benefit would be paid or provided (beginning with such payment or benefit that would be made last in time and continuing, to the extent necessary, through to such payment or benefit that would be made first in time) and, then, reducing any benefit to be provided in-kind hereunder in a similar order; provided, however, that any reduction or elimination of accelerated vesting of any equity award will first be accomplished by reducing or eliminating the vesting of such awards that are valued in full for purposes of Section 280G of the Code, then the reduction or elimination of vesting of other equity awards.
ARTICLE 16.
FUTURE OF THE PLAN.

16.1
TERM OF THE PLAN. The Plan was initially effective on March 14, 1997. The Board may, at any time and for any reason, amend, suspend or terminate the Plan (subject to the approval of the Company’s stockholders only to the extent required by applicable law, regulations or rules). The Committee may issue ISOs under the Plan until the tenth anniversary of the date of its most recent amendment or restatement. The Committee may issue any Award other than ISOs at any time prior to the date, if any, that the Board suspends or terminates the Plan. No Award may be granted pursuant to the Plan after such date, but Awards granted before such date may extend beyond that date.

16.2
PERFORMANCE AWARDS. Unless the Company determines to submit the Plan to the Company’s stockholders at the first stockholder meeting that occurs in the fifth year following the year in which the Plan was last approved by stockholders (or any earlier meeting designated by the Board), in accordance with the requirements of Code Section 162(m), and unless such stockholder approval is obtained, then no further Awards made under Article 10 will qualify as performance-based compensation for purposes of Code Section 162(m).

ARTICLE 17.
CODE SECTION 409A.

The intent of the parties is that payments and benefits under the Plan comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Code Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided upon a “separation from service” to a Participant who is a “specified employee” shall be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or upon the Participant’s death, if earlier). In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to the Participant pursuant to the Plan, which constitute deferred compensation subject to Code Section 409A, shall be construed as a separate identified payment for purposes of Code Section 409A. Nothing contained in the Plan or an Award Agreement shall be construed as a guarantee of any particular tax effect with respect to an Award. The Company does not guarantee that any Awards provided under the Plan will satisfy the provisions of Code Section 409A, and in no event will the Company be liable for any or all portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of any non-compliance with Code Section 409A.
ARTICLE 18.
DEFINITIONS.

18.1	Affiliate means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than fifty percent (50%) of such entity.

18.2	Award means any award of an Option, Restricted Share, Restricted Stock Unit, Stock Appreciation Right, Other Stock-Based Award or Other Cash-Based Award under the Plan.

18.3
Award Agreement means any agreement, contract or other instrument or document evidencing an Award. Evidence of an Award may be in written or electronic form, may be limited to notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant. Any Common Shares that become deliverable to a Participant pursuant to the Plan may be issued in certificate form in the name of the Participant or in book-entry form in the name of the Participant.

18.4	Board means the Company’s Board of Directors, as constituted from time to time.

18.5
Cause shall have the meaning assigned to such term in a Participant’s written employment, severance, or similar agreement or Award Agreement with the Company, or, if no such agreement exists or the agreement does not define “Cause,” Cause means a Participant’s termination of service by the Company due to the Participant’s (a) failure to perform his or her assigned duties or responsibilities as an Employee, Consultant or Outside Director of the Company or an Affiliate thereof (other than a failure resulting from the Participant’s Disability) after notice thereof from the Company describing his or her failure to perform such duties or responsibilities; (b) breach of any confidentiality agreement, invention assignment agreement or written restrictive covenant agreement between the Participant and the Company or an Affiliate thereof; (c) engagement in any act of dishonesty, fraud, misrepresentation, moral turpitude or misappropriation of material property that was or is materially injurious to the Company or its Affiliates; (d) violation of any written Company policy, including, without limitation, any policy with respect to sexual harassment in the workplace; (e) violation of any federal or state law or regulation applicable to the Company’s business; or (f) conviction of, or entrance of a plea of nolo contendere to, any crime. In addition, a Participant’s service shall be deemed to have terminated for “Cause” if, on the date the Participant’s service terminates, facts and circumstances exist that would have justified a termination for Cause, even if such facts and circumstances are discovered after such termination.

18.6	Change in Control shall mean:

(a)
The consummation of a merger or consolidation of the Company with or into another entity of any other corporate reorganization, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation, or other reorganization;

(b)	The consummation of a sale, transfer or other disposition of all or substantially all of the Company’s assets;

(c)
A majority of the members of the Board are replaced during any eighteen (18) month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or

(d)
Solely with respect to Awards granted in 2018 or later, any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than (i) the Company, (ii) a Subsidiary thereof, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary thereof, or (iv) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities.

18.7	Code means the Internal Revenue Code of 1986, as amended.

18.8	Committee means a committee of the Board, as described in Article 2.

18.9	Common Share means one share of common stock, par value $0.01 per share, of the Company.

18.10	Company means Heska Corporation, a Delaware corporation.

18.11
Consultant means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.2.

18.12
Disability shall have the meaning assigned to such term in a Participant’s written employment, severance, or similar agreement or Award Agreement with the Company, or, if no such agreement exists or the agreement does not define “Disability,” Disability means a Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one year.

18.13	Employee means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

18.14	Exchange Act means the Securities Exchange Act of 1934, as amended.

18.15
Exercise Price means, with respect to any Award under which the holder may purchase Common Shares, the price per Common Share at which a holder of such Award granted hereunder may purchase Common Shares issuable upon exercise of such Award, as specified in the applicable Award Agreement.

18.16
Fair Market Value means, for so long as the Common Shares are listed on any established stock exchange or a national market system, the value of a Common Share as determined by reference to the most recent reported sale price of a Common Share (or if no sales were reported, the most recent closing price) as quoted on such exchange or system at the time of determination. In the absence of an established market for the Common Shares, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.

18.17	ISO means an incentive stock option described in section 422(b) of the Code.

18.18	NQO means a stock option not described in sections 422 or 423 of the Code.

18.19	Option means an ISO or NQO granted under the Plan and entitling the holder to purchase Common Shares.

18.20
Other Cash-Based Award means a cash Award granted to a Participant under Article 9 of the Plan, including cash awarded as a bonus or upon the attainment of performance goals or otherwise as permitted under the Plan.

18.21
Other Stock-Based Award means a right or other interest granted to a Participant under Article 9 of the Plan that may be denominated or payable and valued in whole or in part by reference to, or otherwise based on or related to, Common Shares, including, but not limited to, unrestricted Common Shares or dividend equivalents, each of which may be subject to the attainment of performance goals or a period of continued employment or other terms or conditions as permitted under the Plan.

18.22	Outside Director shall mean a member of the Board who is not an Employee.

18.23
Parent means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

18.24	Participant means an individual or estate who holds an Award.

18.25	Plan means this Heska Corporation Stock Incentive Plan, as amended from time to time.

18.26
Previously Issued Awards means Restricted Shares which were not subject to further vesting conditions, Common Shares issued pursuant to the exercise of ISOs, Common Shares issued pursuant to the exercise of NQOs, Restricted Shares subject to further vesting conditions, outstanding ISOs and outstanding NQOs.

18.27
Restricted Share means a Common Share awarded under the Plan. An Award of Restricted Shares constitutes a transfer of ownership of Common Shares to a Participant from the Company subject to restrictions against transferability, assignment and hypothecation. Under the terms of the Award, the restrictions against transferability are removed when the Participant has met the specified vesting requirement.

18.28
Restricted Stock Unit means a notional account established pursuant to an Award granted to a Participant, as described in Article 7 of the Plan, that is (i) valued solely by reference to Common Shares, (ii) subject to restrictions specified in the Award Agreement, and (iii) payable in cash or in

Common Shares (as specified in the Award Agreement). The Restricted Stock Units awarded to the Participant will vest according to the time-based criteria or performance goal criteria specified in the Award Agreement.

18.29
Retirement shall mean a Participant’s termination of service with the Company (for any reason other than for Cause) on or after the attainment of age 55 with at least ten (10) years of service with the Company and its Affiliates (including service with another company prior to it becoming an Affiliate).

18.30
Stock Appreciation Right means the right pursuant to an Award granted under Article 8 of the Plan to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Common Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.

18.31
Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

18.32	Subject Participant means a Participant who is designated by the Board as an “executive officer” under the Exchange Act.

ARTICLE 19.
EXECUTION.

To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to execute this document in the name of the Company.

HESKA CORPORATION

By:

PROXY CARD

APRIL 8, 2020 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Eleanor F. Baker, Catherine I. Grassman, and Christopher D. Sveen, and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of the Common Stock of Heska Corporation, a Delaware corporation (the "Company"), held of record by the undersigned on February 14, 2020, at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at Heska Corporation, 3760 Rocky Mountain Ave, Loveland, CO 80538 at 9:00 a.m., local time, on Wednesday, April 8, 2020, or at any adjournment or postponement thereof, with all the powers that the undersigned would have if personally present at the meeting. The undersigned represents that the undersigned is a Stockholder entitled to vote at the Annual Meeting. The Company's Restated Certificate of Incorporation, as amended, defines two classes of stock as "Common Stock Securities"; this proxy card will refer to these two classes of stock collectively as "Common Stock".

P R O X Y
The undersigned hereby acknowledges receipt of the Company Notice of Annual Meeting and Proxy Statement (the "Proxy Materials"), dated on or about March 4, 2020, and a copy of the Company’s 2019 Form 10-K as filed with the Securities and Exchange Commission. Unless otherwise stated on this Proxy Card, all defined terms in the Proxy Materials shall be so defined on this Proxy Card. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and, by filing this proxy with the Secretary of Heska Corporation, gives notice of such revocation. This proxy when properly executed will be voted in accordance with the specifications made by the undersigned stockholder on the matter(s) specified. If direction is not given, this proxy will be voted as the Board of Directors recommends. The proxy holders are authorized to vote, in their discretion, on any and all other matters that may properly come before the meeting or any adjournment or postponement thereof, subject to compliance with Rule 14a-4(c) of the Securities Act of 1934, as amended.

THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

A.    Election of Director.

The Board of Directors recommends a vote "FOR" the listed nominees.

1.	The election of Directors for a one year term.
		For	Withhold
	01- Mark F. Furlong	01 - ☐	01 - ☐
	02- Scott W. Humphrey	02 - ☐	02 - ☐
	03- Sharon J. Larson	03 - ☐	03 - ☐
	04- David E. Sveen	04 - ☐	04 - ☐
	05- Bonnie J. Trowbridge	05 - ☐	05 - ☐
	06- Kevin S. Wilson	06 - ☐	06 - ☐

B.    Proposals

The Board of Directors recommends a vote "FOR" for each of the following:

		For	Against	Abstain
2.	To ratify the appointment of Plante & Moran, PLLC as our independent registered public accounting firm for the fiscal year ending December 31, 2020.	☐	☐	☐
3.	To approve an amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of each class of our common stock by 3,000,000.	☐	☐	☐
4.	To approve our 2020 Employee Stock Purchase Plan.	☐	☐	☐
5.	To amend the Heska Corporation Stock Incentive Plan, as amended and restated, to, among other things, increase the number of shares authorized for issuance thereunder by 300,000.	☐	☐	☐
6.	To approve our executive compensation in a non-binding advisory vote.	☐	☐	☐

PLEASE COMPLETE AND SIGN THIS PROXY AND FILE WITH THE SECRETARY OF HESKA CORPORATION ON THE DATE AND AT THE LOCATION SPECIFIED ABOVE ON THIS PROXY CARD.

Number of Shares
Account/Identifier Number	Name(s)

Signature(s) of Stockholder(s)	Address
Date: ______________________________________
Please complete and sign exactly as your name appears on the shares with the address at which the shares are registered with Heska Corporation's registrar, Computershare Trust Company, Inc. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON APRIL 8, 2020
The Proxy Statement, this Proxy Card and the Form 10-K are available at
https://materials.proxyvote.com/42805E.